                                  EXHIBIT 10.8

                       [ARTHUR ANDERSEN LLP - LETTERHEAD]






                      AN APPRAISAL OF THE SUPER 8 MOTEL IN
                      SOMERSET, KENTUCKY
                      FOR

                      HOST FUNDING, INC.

                      AS OF  DECEMBER 1, 1994












Copyright 1994, Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois 60603, U.S.A.
All rights reserved

                         [ARTHUR ANDERSEN - LETTERHEAD]

December 27, 1994

Mr. John S. Phillips
President
Host Funding, Inc.
7825 Fay Avenue, Suite 250
LaJolla, California  92037

                                                312-507-5993

Re:  Super 8 Motel, Somerset, Kentucky

Dear Mr. Phillips:

In accordance with your request, we have performed a complete self-contained narrative appraisal of the Super 8 Motel located in Somerset, Kentucky. It is a limited service hotel with 63 rooms situated on 56,000 square feet of land.

The purpose of this appraisal is to estimate the market value of the fee simple interest in the property on a going-concern basis, as of December 1, 1994. It is our understanding that the report is to be used by a rating agency for securitization purposes. A copy of this report may be distributed to Mr. Guy Hatfield of All American Group LP, and may be included, or referred to, in a Securities and Exchange Commission Filing. This report can only be used for the purposes stated and only by our client and the listed third parties.

The accompanying report, of which this letter is a part, describes the building improvements and methods of appraisal, and contains pertinent data considered in reaching our value conclusions. The opinion of value is subject to the attached certification and statement of general assumptions and limiting conditions.

Based on our analysis, the market value of the fee simple interest in the subject property on a going-concern basis, as of December 1, 1994, was:

                ONE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                   $1,850,000

Our appraisal of the property, including basic assumptions and limited conditions, is detailed in the attached report.

Very truly yours,

                                TABLE OF CONTENTS


LETTER OF TRANSMITTAL . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SUMMARY OF SALIENT FACTS AND CONCLUSIONS. . . . . . . . . . . . . . . . . 3
CERTIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS . . . . . . . . .6
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Property Appraised. . . . . . . . . . . . . . . . . . . . . . . . . .8
     Property Rights Appraised . . . . . . . . . . . . . . . . . . . . . .8
     Purpose and Function of the Appraisal . . . . . . . . . . . . . . . .8
     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Ownership History . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Date of Value . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Scope of the Appraisal. . . . . . . . . . . . . . . . . . . . . . . 10
DESCRIPTION AND ANALYSIS . . . . . . . . . . . . . . . . . . . . . . . . 11
     Site Description. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Improvement Description . . . . . . . . . . . . . . . . . . . . . . 11
     Property Taxes and Assessments. . . . . . . . . . . . . . . . . . . 12
     Zoning and Other Use Restrictions . . . . . . . . . . . . . . . . . 13
     Area Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Neighborhood Analysis . . . . . . . . . . . . . . . . . . . . . . . 15
MARKET ANALYSIS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Market Segments/Competitive Supply. . . . . . . . . . . . . . . . . 17
     Average Daily Rate and Occupancy. . . . . . . . . . . . . . . . . . 18
HIGHEST AND BEST USE . . . . . . . . . . . . . . . . . . . . . . . . . . 19
VALUATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
COST APPROACH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Site Valuation. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Valuation of Improvements . . . . . . . . . . . . . . . . . . . . . 24
SALES COMPARISON APPROACH. . . . . . . . . . . . . . . . . . . . . . . . 26
     Summary of the Sales Comparison Approach. . . . . . . . . . . . . . 27
INCOME CAPITALIZATION APPROACH . . . . . . . . . . . . . . . . . . . . . 28
     Market and Subject Operating Trends . . . . . . . . . . . . . . . . 29
     Income and Forecast Assumptions . . . . . . . . . . . . . . . . . . 31
     Expenses Analysis . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Direct Capitalization Method. . . . . . . . . . . . . . . . . . . . 33
     Discounted Cash Flow Method . . . . . . . . . . . . . . . . . . . . 35
     Conclusion of the Income Capitalization Approach. . . . . . . . . . 36
RECONCILIATION AND FINAL VALUE ESTIMATE. . . . . . . . . . . . . . . . . 37
ADDENDA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Name:                              Super 8 Motel

Location:                                   302 South U.S. Highway 27
                                            Somerset, Kentucky

Owner of Record:                            All American Group Limited Partnership

Real Estate Tax Identification Code:        42502-0752, 1074950, 5174850, 5176888

Date of Valuation:                          December 1, 1994

Purpose and Function of the Appraisal:      Estimate the market value of the fee
                                            simple interest on a going-concern basis
                                            for securitization purposes

Interest Appraised:                         Fee simple as a going concern

Land Area:                                  56,000 square feet or 1.29 acres

Building Description:                       A 63 room, two-story, limited service
                                            motel containing approximately 21,692
                                            square feet.  Wood frame with stucco
                                            exterior and a pitched room with asphalt
                                            shingles.

Year Completed/Renovated:                   1985

Amenities:                                  Continental breakfast, cable, waterbeds,
                                            recliners

Highest and Best Use:
AS VACANT:                                  Commercial Use
AS IMPROVED:                                Current Use

Year of Stabilization:                      Fiscal Year 1995 (DECEMBER 1, 1994 -
                                            NOVEMBER 30, 1995)
OCCUPANCY:                                  69%
AVERAGE DAILY RATE:                         $36.50






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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 3

Indications of Value
     COST APPROACH:                               $1,850,000
     SALES COMPARISON APPROACH:                   $1,680,000
     INCOME CAPITALIZATION APPROACH
          Direct Capitalization Method:           $1,900,000
          Discounted Cash Flow Method:            $1,800,000


Final Value Opinion:                              $1,850,000

Unit Value Conclusion
     PER ROOM:                                    $29,400 (rounded)
     PER SQUARE FOOT:                             $85.00 (rounded)

Allocation of Value:                              Real Property:                $1,292,000
                                                  Personal Property:              $268,000
                                                  Business Value/Going Concern:   $290,000
                                                                                ----------
                                                  Total:                        $1,850,000



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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 4

                                  CERTIFICATION



We certify that, to the best of our knowledge and belief,

     the statements of fact contained in this report are true and correct;

     the reported analyses, opinions, and conclusions are limited only by the accompanying limiting conditions and assumptions, and are our personal, unbiased professional analyses, opinions, and conclusions;

     we have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved;

     our compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or the use of, this report.

     our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice.

     as of the date of this report, William J. Carter, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

     a personal inspection of the property that is the subject of this report was made by William P. Hynes on November 29, 1994.

     William J. Carter, MAI and Kimberly L. Sass did not inspect the property that is the subject of this report.

     no one provided significant professional assistance to the persons signing this report; and that we certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.


                              ----------------------------------------------
                              William J. Carter, MAI
                              Participating Principal - Real Estate Services Review Appraiser


                              ----------------------------------------------
                              Kimberly L. Sass
                              Manager - Real Estate Services
                              Review Appraiser

---------------------------
William P. Hynes
Staff Appraiser




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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 5

                 STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING
                                   CONDITIONS



This appraisal report is subject to the following general assumptions and limiting conditions:

1. No investigation has been made of, and no responsibility is assumed for, the legal description or for legal matters including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is further assumed to be free and clear of liens, easements, encroachments and other encumbrances unless otherwise stated, and all improvements are assumed to lie within property boundaries.

2. Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.

3. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any use on which the value estimates provided in this report are based.

4. Full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations is assumed, unless otherwise stated.

5. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the appraisal date hereof.

6.   Responsible ownership and competent property management are assumed.

7. The allocation, if any, in this report of the total valuation among components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal.

8. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches, if included in this report, are only to assist the reader in visualizing the property and no responsibility is assumed for their accuracy. No independent surveys were conducted.

9. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that affect value. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

10. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions.

11. Neither Arthur Andersen LLP nor any individuals signing or associated with this report shall be required by reason of this report to give further consultation, to provide testimony or appear in court or other legal proceedings, unless specific arrangements therefor have been made.


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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 6

12. This appraisal has been made in conformance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice.

13. This report has been made only for the purpose stated and shall not be used for any other purpose. Neither this report nor any portions thereof (including without limitation any conclusions as to value, the identity of Arthur Andersen LLP or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated) shall be disseminated to third parties by any means without the prior written consent and approval of Arthur Andersen LLP

14. We have not been engaged nor are qualified to detect the existence of hazardous material which may or may not be present on or near the property. The presence of potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, industrial wastes, etc. may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired.

15. The date of value to which the conclusions and opinions expressed in this report apply is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States' dollar as of this date.

16. The Americans with Disabilities Act (ADA) became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible noncompliance with the requirements of the ADA in estimating the value of the property.

17. Arthur Andersen LLP's maximum liability relating to services rendered under this letter (regardless of form of action, whether in contract, negligence or otherwise), shall be limited to the fees paid to Arthur Andersen LLP for its services under this agreement. In no event shall Arthur Andersen LLP be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.) even if it has been advised of their possible existence.

18. Client shall indemnify and hold Arthur Andersen LLP and its personnel from and against any claims, liabilities, costs and expenses (including, without limitation, attorney's fees and the time of Arthur Andersen LLP personnel involved but excluding consequential, special incidental or punitive damages) brought against, paid or incurred by Arthur Andersen LLP at any time and in any way arising out of a breach by client of its obligations under this agreement.




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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 7

                                  INTRODUCTION



PROPERTY APPRAISED

The Super 8 Motel is a limited service motel with 63 rooms located at 302 South U.S. Highway 27 in Somerset, Kentucky. The improvements were completed in 1985, contain approximately 21,692 square feet and occupy approximately 56,000 square feet of land. A copy of the legal description is located in the Addenda.

PROPERTY RIGHTS APPRAISED

Since the property is appraised as a going-concern, we assume all property rights which can be owned are included in our estimate of market value. The property rights included are as follows:

     1.        RIGHTS IN REAL ESTATE
               -    LAND, SITE IMPROVEMENTS AND BUILDING IMPROVEMENTS;

     2.        RIGHTS IN TANGIBLE PERSONAL PROPERTY
               -    FURNITURE, FIXTURES AND EQUIPMENT;

     3.        RIGHTS TO INTANGIBLE PERSONAL PROPERTY (BUSINESS-RELATED ASSETS)
               -    MANAGEMENT CONTRACTS, FRANCHISE AGREEMENTS AND GOODWILL

Any separate indications that are developed as an allocation of total value on a going-concern basis are not meant to reflect the intrinsic value of each component if sold on a liquidation basis. Rather, they should be interpreted as the approximate contributory value to overall property value as a going-concern.


PURPOSE AND FUNCTION OF THE APPRAISAL

This report estimates the market value of the fee simple interest in the property on a going-concern basis, as of December 1, 1994. It is our understanding that this information will be used for securitization purposes.



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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 8

DEFINITIONS

Our appraisal conclusions are subject to the definition of value below and the statement of General Assumptions and limiting Conditions that follow the Certification Market value, as used herein, is defined as:

          THE MOST PROBABLE PRICE, AS OF A SPECIFIED DATE, IN CASH, OR IN TERMS EQUIVALENT TO CASH, OR IN OTHER PRECISELY REVEALED TERMS, FOR WHICH THE SPECIFIED PROPERTY RIGHTS SHOULD SELL AFTER REASONABLE EXPOSURE IN A COMPETITIVE MARKET UNDER ALL CONDITIONS REQUISITE TO FAIR SALE, WITH THE BUYER AND SELLER EACH ACTING PRUDENTLY, KNOWLEDGEABLY AND FOR SELF-INTEREST, AND ASSUMING THAT NEITHER IS UNDER UNDUE DURESS.

Except as noted, this definitions and other definitions of appraisal terminology in this report are taken from THE APPRAISAL OF REAL ESTATE, Tenth Edition, Appraisal Institute.

Going-concern value, as used herein, is defined as:

          THE VALUE CREATED BY A PROVEN PROPERTY OPERATION; CONSIDERED AS A SEPARATE ENTITY TO BE VALUED WITH A SPECIFIC BUSINESS ESTABLISHMENT..

This definition of appraisal terminology is taken from THE DICTIONARY OF REAL ESTATE APPRAISAL, Third Edition, Appraisal Institute.

OWNERSHIP HISTORY

All American Group Limited Partnership, a Delaware limited partnership, currently owns the property and Guy Hatfield is the general partner. The property was originally purchased by a group of investors in June 1985 from Tradeway, Inc. and Adamis Diamond Corporation. Partial interests belonging to investors C. Michael Dolan, Arturo H. Peralta-Ramos and Charles and Suzanne Riedel were then transferred to Sani-Trainer, Inc. and Kearney Office Park, Ltd. These two owners in turn transferred their interest to Guy E. and Dorothy Hatfield and James R. Vickery. In March 1993 Karen Riedel transferred all of her remaining interest to All American Group Limited Partnership.

DATE OF VALUE

The property was inspected on November 29, 1994 and the effective date of our value opinion is December 1, 1994.



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                              ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 9

SCOPE OF THE APPRAISAL

This is complete, self-contained, narrative appraisal which has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics of the Appraisal Institute.

We have assumed that the operating information provided by our client accurately reflects the historical operating performance of the subject.

In the course of our investigation, we consulted county and city offices for information about zoning and growth trends, we contacted the county assessor's office for tax and assessment data, examined the market area and inspected the property to evaluate its condition, functional qualities, and market appeal. We also consulted local real estate offices and data bases for comparable sales and offerings, comparable rentals and operating expense information. We inspected those sales and offerings considered to be within or similar to the subject market and otherwise comparable and confirmed them with the seller, buyer, broker or a participating attorney. Finally, we collated and applied the resulting information in the valuation process.

MARKETING TIME


Marketing time is the "REASONABLE AMOUNT OF TIME IT MIGHT TAKE TO SELL AN INTEREST IN REAL PROPERTY AT ITS ESTIMATED MARKET VALUE DURING THE PERIOD IMMEDIATELY AFTER THE EFFECTIVE DATE OF THE APPRAISAL." The hotel industry has shown good improvement in the last year and a half with many buyers in the market. Some of the most sought after properties are chain affiliated limited service properties with good cash flows. Since the subject is a Super 8, has a good cash flow history and is a highway motel, we believe a marketing time of 8 to 12 months is considered reasonable. This estimate is supported by Second Quarter 1994 Korpacz and CB Commercial Investor Surveys.



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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 10

                            DESCRIPTION AND ANALYSIS
SITE DESCRIPTION
Location:                               302 South U.S. Highway 27
                                        Somerset, Kentucky

Shape:                                  Rectangular

Frontage:                               U.S. Highway 27 -- 200 feet

Size:                                   56,000 square feet or 1.29 acres

Access/Visibility:                      Good (from Hwy 27 south)/Good

Easements:                              Site access is provided for northbound
                                        traffic by an easement across the south
                                        and west boundaries of the Captain D's
                                        restaurant site to the north of the
                                        subject.  The site adjacent to the
                                        subject's west boundary is vacant but
                                        has an access easement across the north
                                        end of the subject site.  This easement
                                        does not have any adverse effect on the
                                        utility of the subject.

Ground Lease:                           Approximately 25,000 square feet of the
                                        gravel lot adjacent to the subject's
                                        west boundary is leased for truck
                                        parking. This is a month-to-month lease for $100 per month lasting until the leased site is sold. If the lot is sold, there would still be adequate truck parking for the subject.

Topography:                             Basically Level

Apparent Soil and Subsoil Conditions:   None observed

Flood Plain:                            FEMA #210199B, Zone C, Areas of Minimal
                                        Flooding

Utilities:                              All available

IMPROVEMENT DESCRIPTION
The following summary is based on our physical inspection and an old appraisal the owners provided which contained building plans and specifications.

Date of Construction:                   1985



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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 11

Area & Room Mix
     GROSS AREA:                        21,692 square feet (estimated)

     ROOM MIX:                          2 Queens     25
                                        1-Queen      37
                                        Suites        1
                                                     --
                                        Total(1)     63

Meeting Space:                          None

Security:                               Security doors, no security cameras

Fire Protection:                        Smoke alarms, fire extinguishers,
                                        emergency lighting and sprinklers in
                                        the laundry, storage and mechanical
                                        rooms.

General Construction Features:          Wood frame, stucco exterior, pitched
                                        roof with asphalt shingles.

Interior Features:                      Carpeting, ceramic tile, linoleum tile,
                                        florescent lighting in the common areas
                                        and incandescent lighting in the guest
                                        rooms; individual HVAC heat pump units.

Common Areas:                           Front desk, manager's office, small
                                        lobby, laundry area, storage room,
                                        mechanical room.

Site Improvements:                      Asphalt and concrete paving, concrete
                                        curbs and sidewalks, concrete parking
                                        bumpers, minimal landscaping, self
                                        illuminating highway sign.

Condition:                              Many capital improvements were
                                        performed in the summer of 1993.
                                        Exterior painted, lobby refurbished,
                                        new carpet, drapes and bedsheets in
                                        rooms, new recliners in single rooms,
                                        mattresses restuffed, roof in good
                                        condition and well maintained.  The
                                        asphalt portion of the parking area was
                                        resurfaced in the summer of 1994 and a
                                        portion in the rear was converted to
                                        concrete for truck parking.  The
                                        asphalt paved parking area and parking
                                        bumpers are in good condition  The
                                        interior is well kept and the floor
                                        coverings are in good condition.
                                        Overall the improvements are in good
                                        condition.

PROPERTY TAXES AND ASSESSMENTS

The property is assessed by the Pulaski County Property Valuation Administration
(PVA). The assessed value is equal to 100 percent of the "fair cash value". Pulaski County reassesses property every year. However, the reassessments focus on properties that have sold or had some change of ownership recorded with the deeds office. Included in this assessment of property is the real, tangible and intangible property.



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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 12

     GRAPH DESCRIPTION:                 Regional map with an arrow pointing to
                                        the location of the motel.

                                        [CRC Map]


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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 13

     GRAPH DESCRIPTION:                 Regional map with an arrow pointing to
                                        the location of the motel.

                                        [CRC Map]
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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 14

Intangible and tangible property values are filed annually by the property owners to the PVA by April 15. All locally taxed property is subject to county and school district taxes and those within the city limits are subject to city property taxes. Taxes owed on the property are equal to the assessed value, as of January 1 of each year, multiplied by the tax rate. Taxes are due in the same year they are incurred. Face value of the tax amount is due by December
31. A discount is given if paid by November 1. The following table summarizes the assessed value of the real estate, real estate tax rate and actual county and city real estate, tangible and intangible property taxes for the last three years.

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
               Real Estate           Real Estate                       Tangible/
Tax Year       Assessed Value         Tax Rate         R.E. Taxes     Intan. Taxes   Total Taxes
--------       --------------        -----------       ----------     ------------   -----------
  1992              675,000             1.030             6,953            2,075          9,028
  1993              950,000             1.020             9,652            1,946         11,598
  1994              950,000              .951             9,035            2,565         11,600
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------


In 1993, the owners of the subject recorded a deed changing the partnership name to All American Group Limited Partnership. As a result, the Property Valuation Administration did a reassessment of the property and increased the assessed valuation. No ownership changes are anticipated by the partnership that would result in a serious reassessment by the PVA. Per our conversation with the Property Valuation Administration, there are no expectations that the assessed value of the subject will increase in the near future.

ZONING AND OTHER USE RESTRICTIONS

The property is zoned B-2, Highway Business District by the City of Somerset Zoning Department. This designation permits a variety of commercial uses including offices, retail stores and services, hotels and motels, and motor vehicle services. Based on our interpretation of the most recent zoning ordinance, the building appears to be a legally conforming use.

AREA OVERVIEW

The subject is in the South Central portion of Kentucky in Pulaski County on the northeastern edge of Lake Cumberland. Somerset, the county seat of Pulaski County, is located 76 miles south of Lexington, Kentucky; 117 miles northwest of Knoxville, Tennessee; and 128 miles southeast of Louisville, Kentucky. Major highways serving Somerset are U.S. Highway 27, Cumberland Parkway, and Kentucky Routes 80 and 461. Twenty-one trucking companies provide interstate and/or intrastate service to the area. Main rail service to the area is provided by the Norfolk Southern Corporation. The Somerset-Pulaski County Airport, two miles south of Somerset, maintains a 5,500-foot paved runway. Commercial airline service is available at Bluegrass Airport in Lexington 80 miles north of Somerset.



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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 15

The majority of the Somerset and Pulaski County economy centers around four main segments: manufacturing, wholesale and retail trade, the service sector and tourism. The ten largest employers in Somerset are manufacturing firms. The proximity to Lake Cumberland, Daniel Boone National Forest and approximately ten other recreational parks and facilities provides a good summer and fall tourist traffic flow which enhances the service and tourism industry of the area. Lake Cumberland, with 1,255 miles of shoreline, is the main attraction for outdoor recreational activity in south central Kentucky. The Daniel Boone National Forest, which covers 640,000 acres of timberland in eastern Kentucky, also provides numerous outdoor recreational activities such as hiking, fishing, hunting and camping. Along with these assets, Pulaski County's central location, convenient access to interstate highways and growing labor market, will support moderate growth in the future. All of the previous and following statistics were obtained from the Somerset Chamber of Commerce and the Kentucky Cabinet for Economic Development unless otherwise noted.


------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                                      Population Trends
                                Historical and Projected Trends
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                        Actual         Actual      Projected       Annual Compound
                          1980           1990           1995       CHANGE (80' - 90')
                          ----           ----           ----       ------------------

Labor Market Area*       178,993        189,773        181,901              .587%
Somerset                  10,829        10,733          n/a                -.089%
Pulaski County            45,803        49,489         51,648               .778%
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

* LABOR MARKET AREA INCLUDES PULASKI COUNTY AND THE ADJOINING COUNTIES

                  Employment Distribution for Pulaski County
                  Trade           28%
                  Manuf           23%
                  Services        18%
                  Government      16%
                  Other           10%
                  Const            5%
--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 16

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                         10 Largest Private/Public Employersh in Somerset
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                  COMPANY                                      # OF EMPLOYEES
                  -------                                      --------------
Palm Beach Company                                                      985
Tecumseh Products                                                       800
Alumitech                                                               283
Southern Belle Dairy Company, Inc.                                      250
General Electric Company: Somerset Glass Plant                          225
Hartco                                                                  175
The Somerset Refinery, Inc.                                             150
Ready Mix Concrete of Somerset, Inc.                                    112
Somerset Houseboats: Division of Somerset                                90
Somerset Wood Products, Inc.                                             78
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                  Unemployment
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                         Somerset       Pulaski Cty    Kentucky       United States
                         --------       -----------    --------       -------------
Annual Avg 1992             n/a             8.5%         6.9%              7.4%
Annual Avg 1993             n/a             7.7%         6.2%              6.8%
September 1994              n/a             6.7%         4.8%              5.6%
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
SOURCE:  U.S. BUREAU OF LABOR STATISTICS AND KENTUCKY CABINET FOR ECONOMIC DEV.



NEIGHBORHOOD ANALYSIS

The immediate neighborhood is located along U.S. Highway 27, generally a north-south thoroughfare that extends through the state, roughly bound by Turner Street to the north and Oak Hill Road to the south. Adjacent to the south of the subject is a small retail center with two tenants. To the west is the vacant site of which the subject leases in part for truck parking. Beyond that is Lake Cumberland Regional Hospital. To the north is Captain D's fast food restaurant which provides an access easement to the subject through the south side of their parking lot for northbound traffic. To the east, across U.S. Highway 27, is a mix of uses including a bank and a school. U.S. Highway 27 has four-lanes divided by a median with turning lanes for northbound and southbound traffic. Kentucky Route 80 and Cumberland Parkway are accessed from U.S. Highway 27 about one and one-half miles north of the subject. KY-80 generally extends in an east-west direction through the southeastern portion of the state and connects to Interstate Highway 75, which extends in north-south direction through the state, 32 miles to the east. Cumberland Parkway extends generally in an east-west direction through the southwestern portion of the state providing access to Interstate 65, 90 miles west of Somerset. The subject's commercial neighborhood is characterized by hotels, fast-food restaurants, family-style restaurants, retail stores, car dealerships and banks. It serves much of the traffic from KY-80 and Cumberland Parkway and the regional traffic along U.S. Highway 27. The majority of the existing commercial uses were constructed from the late 1960s to the present and the neighborhood is approximately 70 percent developed. The subject is very compatible with the surrounding neighborhood uses.



--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 17

     CONCLUSION

Pulaski County and Somerset in particular are moderate growth areas. The unemployment history of Pulaski County has been consistently above the nation as a whole but employment is fairly well diversified. This area benefits from the tourism provided by nearby Lake Cumberland and the other recreational parks and facilities, its south central location within the state and being the Pulaski County seat. The subject neighborhood provides many of the necessary services highway travelers need. Somerset is also in the process of constructing a Civic Center that will provide recreational activities for residents and meeting and convention space for conventioneers. The area and neighborhood are considered desirable and based on a stable history, this characteristic is expected to be maintained in the future.




--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 18

                                COMPETITION SUMMARY
                             SUPER 8 MOTEL, SOMERSET, KY



                              PROXIMITY      # OF                                          MARKET SEGMENTATION
                                                                                           ----------------------------
    PROPERTY                  TO SUBJECT     ROOMS     YOC       AMENITIES                 COMMERCIAL MTG/CONV. LEISURE
-----------------------------------------------------------------------------------------------------------------------

SUBJECT --
    Super 8 Motel            ---             63     1985         Continental breakfast,           50%    0%    50%
    302 South U.S. Hwy 27                                        recliners in single rooms,
                                                                 waterbeds and one suite
PRIMARY COMPETITION
1   Somerset Lodge           1/2 mi. south   100    1960-1990    Restaurant/lounge, meeting       25%    0%    75%
    725 South U.S. Hwy 27                                        rooms, outdoor pool,
    Somerset, KY                                                 waterbeds, refrigerators and
                                                                 honeymoon suite

2   Holiday Inn Somerset     1/2 mi. south   160    1968         Restaurant, pool, play area and  50%    0%    50%
    606 South U.S. Hwy 27                                        meeting room
    Somerset, KY

3   Best Western Parkway Inn 1/2 mi. north   53     1968-1990    Indoor pool, hot tub, guest      50%    0%    50%
    101 North U.S. Hwy 27                                        laundry and continental breakfast
    Somerset, KY

SECONDARY COMPETITION
4   Holiday Motel            1/4 mi. north   31     Late 1960s   Continental breakfast and cable  75%    0%    25%

-----------------------------------------------------------------------------------------------------------------------

TOTALS/AVERAGES--PRIMARY COMPETITION         313-104        --                               --   44%    0%    56%


                                   PUBLISHED RATES               ESTIMATED (1994)
                                   ---------------               ----------------
                                   SINGLE    DOUBLE              OCCUPANCY  ADR
---------------------------------------------------------------------------------
SUBJECT -
     Super 8 Motel                   $35.88   $45.88             67%       $35.06
     302 South U.S. Hwy 27

PRIMARY COMPETITION
1    Somerset Lodge                   $32.00  $38.00             n/a       n/a
     725 South U.S. Hwy 27
     Somerset, KY


2    Holiday Inn Somerset             $44.00  $50.00             n/a       n/a
     606 South U.S. Hwy 27
     Somerset, KY

3    Best Western Parkway Inn         $36.00  $42.00             n/a       n/a
     101 North U.S. Hwy 27
     Somerset, KY

SECONDARY COMPETITION
4    Holiday Motel                    $28.00  $32.00             n/a       n/a



-------------------------------------------------------------------------------
TOTALS/AVERAGES--PRIMARY COMPETITION  $36.97  $43.97             n/a       n/a

-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 19

                                 MARKET ANALYSIS

OVERVIEW

According to the Somerset Planning Department and local real estate professionals, there has been no new hotel development in the Somerset area since the subject was constructed in 1985. Most of the hotel construction took place in the late 1960s. However, according to a recent article in the Somerset newspaper and information obtained from the Planning Department, a 55 room Days Inn will be constructed about one-half mile north of the subject at U.S. Highway 27 and KY-80 in the fall of 1995. The Days Inn will have an indoor heated swimming pool but no rates have been made public. There will also be an Arby's fast food restaurant constructed next door to the Days Inn. The Somerset market is primarily commercial and leisure travelers. The hotels that serve this market are located along U.S. Highway 27 and are economy hotels of the limited or full service type. The remaining hotels are small independent operations that do not compete for the same market as the chain hotels.

MARKET SEGMENTS/COMPETITIVE SUPPLY

We have identified four hotels in our total competitive supply. Of these hotels, three are positioned in the primary competitive supply, and one is considered secondary competition. Two of the primary competitors are associated with established chains and the other two competitors are privately owned establishments. Details of the competing properties are located on the facing page. Due to the competing hotel managers' unwillingness to discuss ADR and occupancy in our competitive survey "n/a" (not available) was noted in the summary for these items.

The primary segments served in the subject's market are commercial and leisure. Among the primary competitors and the subject the distribution among these two segments is approximately 45/55, respectively. The Best Western Parkway Inn, a limited service hotel about 1/2 mile north of the subject, was completely renovated, additional rooms were added and an indoor pool installed in 1990. This hotel has an edge in terms of the commercial segment, mainly the corporate business traveler, because of its competitive rates, its newer facade and indoor pool/hot tub. The Holiday Inn is a full service hotel located about 1/2 mile south of the subject. It serves roughly the same market and has an edge because of name recognition and amenities but has higher rates. The Somerset Lodge is a full service hotel, 1/2 mile south of the subject, with economy rates that tend to attract a higher proportion of the leisure market because of the lack of name recognition with business travelers. Finally, the Holiday Motel, 1/4 mile north of the subject, attracts a higher proportion of the commercial market, not the corporate traveler but the blue collar worker, due to its very low rates.
-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 20

AVERAGE DAILY RATE AND OCCUPANCY

The industry surveys, such as the Host Report, are typically only published twice a year, and therefore, cannot cover the most current state of the hotel industry. This has not been an issue in past years since declines were projected and realized. Since the national hotel industry has shown signs of real recovery, based on the increased activity in sale transactions and the reported increase in occupancy by many markets, we prefer to compile competitive surveys within the subject's particular market in projecting future trends. However, due to the fact that the competing properties are unwilling to divulge information about ADR and occupancy and the tourist commission does not compile statistics on ADR and occupancy, we must rely solely on the subject's historical ADR and occupancy trends and the Host Report.


                       -----------------------------------
                       -----------------------------------
                              Super 8, Somerset, KY
                          Historical Occupancy and ADR
                       -----------------------------------
                       -----------------------------------
                                     Average
                       Year         Occupancy          ADR
                       ----         ---------         -----
                       1992           55.21           34.19
                       1993           58.90           33.83
                       1994*          66.66           35.06
                       -----------------------------------
                       -----------------------------------

                    *  ACTUAL JAN. THROUGH OCT. AND BUDGETED NOV. & DEC.

The subject has maintained a substantial progression of occupancy growth over the past years. The above annualized 1994 figure is approximately 8 percentage points higher than the same period in 1993 and 11 percentage points higher than 1992. This may be due in part to the new management that came to the property in 1992 and the commercial growth in Somerset. Taking into account the addition of the Days Inn in the fall countered by the new Civic Center we believe 69 percent stabilized occupancy beginning in fiscal year 1995 (December 1, 1994 through November 30, 1995) and extending over the projection period is reasonable.

Average daily rate has increased from 1993 to 1994 by about 4 percent. The current manager has been managing the property for about two years. She attributes the growing occupancy and ADR figures to the addition of a suite room, cleaner rooms overall, the 1993 renovation, recliners in all the single rooms, marketing efforts to local businesses, a verbal group contract with the largest trucking company and school in Somerset, and the new 3 mile display of lights called Christmas Island in nearby Burnside that attracts a large amount of tourism during December. With the construction of the Civic Center nearby, commercial business should increase. In our opinion this supports an ADR of $36.50 beginning in fiscal year 1995. We believe an annual 3 percent growth rate over the projection period is reasonable based on the addition of a Days Inn to the market, the Korpacz investor survey which indicates investors growth projections in the 3 to 6 percent range, and the stable condition of the hotel market in Somerset.

     ------------------------------------------------------------------
     ------------------------------------------------------------------
                   Projected Occupancy and Average Daily Rate
     ------------------------------------------------------------------
     ------------------------------------------------------------------
        Year Beginning       ADR Growth    Average Daily
       December 1, 1994        Rate            Rate         Occupancy
       ----------------        ----            ----         ---------
            FY 1995             3%           $36.50            69%
     ------------------------------------------------------------------
     ------------------------------------------------------------------

-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 21

                              HIGHEST AND BEST USE

The uses to which a property can be put affect its value. This is recognized by the concept of highest and best use, generally understood to mean:

                    THE REASONABLY PROBABLE AND LEGAL USE OF
                    VACANT LAND OR AN IMPROVED PROPERTY,
                    WHICH IS PHYSICALLY POSSIBLE,
                    APPROPRIATELY SUPPORTED, FINANCIALLY
                    FEASIBLE AND RESULTS IN THE HIGHEST
                    VALUE.

The highest and best use of the land as if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvement is not an appropriate use, but makes a contribution to the total property value in excess of the value of the site. Thus, in arriving at our opinion of the highest and best use, we first analyzed the property as though the land were vacant and then analyzed it as improved. In both instances, the conclusion of highest and best use must be determined by examining the physically possible, legally permissible, financially feasible and maximally productive uses of the site.

     AS VACANT

PHYSICALLY POSSIBLE - The physical aspects of the site such as size, shape, and topography impose the first constraints on the possible use of the property. The site is basically level, and rectangular in shape. The site has good visibility and all normal utilities are available. No physical characteristics were observed that would impose constraints on the site's development. Given the characteristics of the site and the surrounding land uses, possible uses would include a wide range of commercial and office uses.

LEGALLY PERMISSIBLE - Legal restrictions, as they apply, include the public
restrictions of zoning.   The property is zoned B-2, Highway Business District.
Permitted uses include restaurants, retail stores and services, hotels and motels, certain office uses and motor vehicle services.

FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE - The site is located off a highway and is very visible from the highway assuming adequate signage. As described in the neighborhood section, most surrounding uses are economy motels, fast-food and family-style restaurants and small shopping centers. The attractiveness of the site as an interstate stop and the characteristics of the surrounding uses would support improvement with a commercial use. In our opinion, the most financially feasible and maximally productive use for the site would be a commercial use.

CONCLUSION - We believe the highest and best use of the site as though vacant, as of December 1, 1994, would be a commercial use.

-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 22

     AS IMPROVED

PHYSICALLY POSSIBLE - The overall property is in good condition and is well-suited to its current use.

LEGALLY PERMISSIBLE - The existing zoning of the property permits the existing commercial use. Any change in use would be inconsistent with the zoning restrictions.

FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE - We compared the estimated value of the property as improved to its estimated net value as a vacant site. The comparable sales we examined in considering land value (shown later) indicate that the site as vacant is worth less that the property as improved. Since the current hotel market is adequately supplied and 55 additional rooms are expected to be added in the near term, it would not be economically feasible to demolish the existing improvements. Given the layout, interior design and apparent level of demand for the existing improvements, it is our opinion that the only financially feasible and maximally productive use of the property is its current use.

CONCLUSION - We have concluded that the highest and best use of the property, as improved, as of December 1, 1994, is its current use.


-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 23

                                    VALUATION

Three approaches are generally used to estimate value: the cost, sales comparison and income capitalization approaches. Each approach assumes valuation of the property at its highest and best use. These approaches are more fully discussed on the following pages.



-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 24

                           LAND VALUE ADJUSTMENT GRID
                           SUPER 8 MOTEL, SOMERSET, KY
                                DECEMBER 1, 1994


                                       SUBJECT                    SALE NO. 1               SALE NO. 2
                                ---------------------    ------------------------     -----------------
Location                        302 South U.S. Hwy 27    U.S. Hwy 27 & Bourbon Rd     U.S. Hwy 27 South
City, State                              Somerset, KY                Somerset, KY          Somerset, KY
Size (sq ft)                                56,000.00                      63,075               112,341
Sale Price                                       ----                    $450,000              $380,000
Sales Price per sq ft                            ----                       $7.13                 $3.38
                                ---------------------    ------------------------     -----------------
                                ---------------------    ------------------------     -----------------
Adjustments
   Property Rights Conveyed                Fee Simple                  Fee Simple  =         Fee Simple  =
Adjusted Unit Sales Price                        ----                       $7.13                 $3.38
   Financing Terms                             Market                        Cash  =               Cash  =
Adjusted Unit Sales Price                        ----                       $7.13                 $3.38
   Conditions of Sale                          Normal                      Normal  =             Normal  =
Adjusted Unit Sales Price                        ----                       $7.13                 $3.38
   Market Conditions                                                       Oct-94  =             Jan-94  =
Adjusted Unit Sales Price                        ----                       $7.13                 $3.38
                                ---------------------    ------------------------     -----------------

Location/Physical
  Adjustments
   Location                     302 South U.S. Hwy 27    U.S. Hwy 27 & Bourbon Rd  -  U.S. Hwy 27 South  +
   Size (sq ft)                                56,000                      63,075  =            112,341  +
   Access/Frontage                      Interior/Good                 Corner/Good  -      Interior/Good  +
   Zoning/Use                                     B-2                         B-2  =       Outside City  =
                                                                                          Limits - none  =
   Topography/Shape                 Level/Rectangular           Level/Rectangular  =  Level/Rectangular  =
                                ---------------------    ------------------------     -----------------
Total Location/Physical
 Adjustments                                                                       -                     +
                                                         ------------------------     -----------------

                                                         ------------------------     -----------------
Adjusted Price/Sq. Ft.                                                      $5.00                 $4.10
                                                         ------------------------     -----------------
Minimum Adjusted Price:                        $4.00
Maximum Adjusted Price:                        $5.00
Mean Adjusted Price:                           $4.40

Concluded Price/Sq.Ft.:                        $4.50
Concluded Land Value:                       $252,000
Rounded:                                    $252,000


                                       SALE NO. 3            SALE NO. 4                  SALE NO. 5
                                   -----------------     ------------------     -----------------------------
Location                           494 S U.S. Hwy 27     U.S. Hwy 27 & Bond         U.S. Hwy 27 & Columbia St
City, State                             Somerset, KY           Somerset, KY                      Somerset, KY
Size (sq ft)                                  65,166                 46,986                            89,150
Sale Price                                  $233,500               $170,000                          $420,109
Sales Price per sq ft                          $3.58                  $3.62                             $4.71
                                   -----------------     ------------------     -----------------------------
                                   -----------------     ------------------     -----------------------------
Adjustments
   Property Rights Conveyed                Fee Simple  =         Fee Simple  =                     Fee Simple  =
Adjusted Unit Sales Price                       $3.58                 $3.62                             $4.71
   Financing Terms                               Cash  =               Cash  =                           Cash  =
Adjusted Unit Sales Price                       $3.58                 $3.62                             $4.71
   Conditions of Sale                          Normal  =             Normal  =                         Normal  =
Adjusted Unit Sales Price                       $3.58                 $3.62                             $4.71
   Market Conditions                           May-93  +             Apr-93  +                         Jan-93  +
Adjusted Unit Sales Price                       $3.76                 $3.80                             $4.95
                                    -----------------     -----------------     -----------------------------

Location/Physical
  Adjustments
                                    -----------------     -----------------     -----------------------------
   Location                         494 S U.S. Hwy 27  + U.S. Hwy 27 & Bond  +      U.S. Hwy 27 & Columbia St  =
   Size (sq ft)                                65,166  =             46,986  =                         89,150  +
   Access/Frontage                      Interior/Good  =      Interior/Good  =                    Corner/Good  -
   Zoning/Use                                     B-2  =                B-2  =                            B-2  =
   Topography/Shape                 Level/Rectangular  =  Level/Rectangular  =              Level/Rectangular  =
                                    -----------------     ------------------     -----------------------------
Total Location/Physical
 Adjustments                                           +                     +                                 -
                                    -----------------     ------------------     -----------------------------
                                    -----------------     ------------------     -----------------------------
Adjusted Price/Sq. Ft.                          $4.00                  $4.20                             $4.70
                                    -----------------     ------------------     -----------------------------
Minimum Adjusted Price:
Maximum Adjusted Price:
Mean Adjusted Price:

Concluded Price/Sq.Ft.:
Concluded Land Value:
Rounded:

-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 25

                                  COST APPROACH

The cost approach is based upon the principle of substitution which states that no rational buyer will pay more for a property than the amount for which he can obtain a comparable site and construct improvements of equal desirability and utility, assuming no undue delay.

This approach involves the application of several basic steps. First, the value of the land as if vacant is estimated. Second, the current cost of replacing the improvements is estimated. Third, an entrepreneurial profit sufficient to attract a developer to undertake the risk associated with the project is estimated. Fourth, accrued depreciation is estimated and deducted from the cost new estimate (inclusive of profit) to arrive at a contributory value of the improvements. In the fifth step, the land value is added to the contributory value of the improvements to arrive at a value of the real estate. Finally, we add amounts for personal property and intangible business value.

SITE VALUATION

In estimating the value of the site as if vacant, the sales comparison approach is used. In this approach, value is estimated by comparing the subject site to similar properties that have been sold recently or are currently being offered on the market for sale. We have consulted local brokers, appraisers and data bases for recent sales of comparable properties within the subject area. Principals and/or the broker handling the sale were then contacted to obtain further information on the properties and transactions. The available market data was investigated, analyzed and compared to the subject.

In estimating the value of the site, price per square foot was used since local investors and brokers typically rely upon this method of analysis. The table on the facing page summarizes the sales and the adjustments made. Following is a brief description of the adjustments by relevant characteristics and details of each sale are located in the addenda.

The market sales used ranged in date from January 1993 to October 1994, in size from 46,986 to 112,341 square feet and have unadjusted sales prices from $3.38 to $7.13 per square foot.

PROPERTY RIGHTS CONVEYED - All sales were reportedly fee simple transfers.

FINANCING TERMS - All sales were reportedly cash transactions or financed at terms equivalent to cash.

CONDITIONS OF SALE - None of the sales were found to include any abnormal conditions affecting the final sale price.

-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 26

MARKET CONDITIONS - As mentioned in the neighborhood analysis, Somerset is a moderate growth area. However, the property along U.S. Highway 27 is the most sought after because of its high traffic count and good visibility. This has created a high demand for land along the highway for many commercial uses and has driven land values up over the last few years. Sales 3, 4 and 5 occurred in the early part of 1993 and required slight positive adjustments for the improved market conditions in the last year and a half.

LOCATION - Sale 1 is located on U.S. 27 near the entrance to a major shopping center. Due to the high traffic and superior commercial location of this sale a negative adjustment was necessary. Sales 2, 3 and 4 are located further south on U.S. 27 and are in less dense commercial areas and positive adjustments were necessary.

SIZE - The larger the size of a property, the smaller the price per unit, and vice versa, assuming all other variables are constant. Sales 2 and 5 were larger sites and required positive adjustments.

ACCESS/FRONTAGE - We considered the significance and degree of road frontage, exposure, traffic and general activity in estimating the appropriate adjustment. Since the subject is classified as a highway motel it is necessary to have good exposure to the highway. Sales 1 and 5 are corner lots and are more visible. A negative adjustment was made to these sales.

ZONING/USE - The zoning classification of a site can limit legally permitted uses which can directly affect the value of the site. All of the sales are along U.S. Highway 27 and zoned B-2 except Sale 2 which is outside the city limits and has no zoning. However, the permitted uses of Sale 2 are regulated by the city Planning Department and should be similar to the B-2 zoning. Thus no adjustments were necessary.

SHAPE/TOPOGRAPHY - All sales were basically level with a slight slope and no adjustments were necessary.

The adjusted sale prices range from $4.00 to $5.00 per square foot, with an average adjusted price of $4.40 per square foot. We believe the site was most similar to Sale 5 and gave it considerable weight in our opinion of value.
Based on our analysis, it is our opinion that the market value of the site as if vacant, as of December 1, 1994, is $4.50 per square foot, or as follows:

     56,000 square feet x $4.50/square foot  =    $252,000
                                      Rounded:    $252,000


-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 27

                              COST APPROACH SUMMARY
                           SUPER 8 MOTEL, SOMERSET, KY
                                DECEMBER 1, 1994

Estimated Replacement Cost of the Improvements                       $1,229,200
Less:     Physical Deterioration                             20%       (245,840)
                                                                       --------
Estimated Replacement Cost less Physical Deterioration                 $983,360

Less:     Functional Obsolescence                             0%              0
          External Obsolescence                               0%              0
Total Depreciated Replacement Cost of Improvements                     $983,360

Plus:     Depreciated Value of Site Improvements                        $58,000
          Land Value                                                    252,000
                                                                        -------
Total Depreciated Value of Real Estate                               $1,293,360

Plus:     Personal Property                                             268,000
                                                                        -------
 Value Estimate via the Cost Approach                                $1,561,360
         (NOT INCLUDING INTANGIBLE BUSINESS VALUE)      Rounded      $1,560,000

To this we must add an allowance for Intangible Business Value. This is estimated based on the difference between the income and cost approaches as follows:

Income Capitalization Approach Conclusion                            $1,850,000
Less:     Cost Approach Conclusion                                   $1,560,000
                                                                     ----------
Intangible Business Value                                              $290,000

  Total Value Estimate via the Cost Approach                         $1,850,000


The following figures are from the HVS Hotel Development Cost Survey. These costs include pre-opening marketing and operating costs and the initial franchise fee.They do not include a component for goodwill which is created through a proven business operation above and beyond the initial costs.


                                                         Low            High          Avg
                                                         ---            ----          ---
Intangible Business Value/Room-- (Economy/Standard)    $2,864          $8,004       $5,272
# of Rooms                                                 63              63           63
                                                           --              --           --
Total Intangible Business Value Range                $180,407        $504,242     $332,132


-------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 28

VALUATION OF IMPROVEMENTS

The most accurate method of estimating replacement cost is to obtain bids from contractors. In lieu of actually obtaining bids, we have estimated the replacement cost new using MARSHALL VALUATION SERVICE manual published by Marshall and Swift. A summary of the cost approach conclusions is located on the facing page. Following is a brief explanation of each component.

     ESTIMATE OF BUILDING REPLACEMENT COST

The Marshall Valuation Service calculator method, indicated a base construction cost of $49.75 per square foot of gross area for a Class D average quality construction hotel. After refining for HVAC, sprinklers and floor area-perimeter and then applying current cost and local area multipliers, a base price of $46.83 per square foot was obtained. We added additional costs for the entrance canopies and the wall mounted flood lights which totaled $28,500.

We then added an additional amount for soft costs not included in this figure. These costs include professional fees, property taxes and carrying costs during construction. The soft costs amounted to 7 percent of the total replacement cost new of the improvement or $73,105.

     ENTREPRENEURIAL PROFIT

Entrepreneurial profit is a necessary factor of production, without which a project would not be created. The appropriate level of entrepreneurial profit depends on the riskiness of the subject investment in relation to alternative investments of similar risks available in the market. It is our opinion that the appropriate level of entrepreneurial profit would be in the 5 percent to 15 percent range. We have selected 10 percent as an appropriate level for the subject or $111,745. This results in the following calculation:

     Adjusted Base Cost x Area     $1,015,850
     + Additional costs                28,500
     + Soft Costs                      73,105
                                    ---------
     Total Development Costs       $1,117,455
     Entrepreneurial Profit           111,745
                                    ---------
     Estimated RCN                 $1,229,200

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 29

     DEPRECIATION

PHYSICAL DETERIORATION - Physical deterioration encompasses wear and tear, which is evident during the field inspection, and typical wear associated with a building of this quality and use. We utilized the effective age-economic life method which estimates depreciation by dividing the effective age by its economic life. The actual age of the building is 9 years. Considering the current condition of the improvements, the effective age of the improvements is 7 years. Based on a useful life of 35 years, we arrived at an estimate of physical deterioration of 20 percent.

FUNCTIONAL OBSOLESCENCE - Functional obsolescence reflects impairment of operational capacity or efficiency, or simply the inability of a facility to perform adequately the function for which it is employed. In our opinion the property does not suffer from functional obsolescence under the replacement cost method.

EXTERNAL OBSOLESCENCE - External obsolescence is defined at the diminished utility of a structure due to negative influences from outside the site. The potential net income the property generates based on stabilized revenues and expenses supports the current development costs of a property similar to the subject less physical depreciation. Based on this analysis, the property does not suffer from any external obsolescence under the replacement cost method.

     SITE IMPROVEMENTS

Site improvements consist primarily of asphalt and concrete paving, concrete sidewalks and curbs, signage, and minimal landscaping. The replacement cost of these items totals $80,000 (rounded). The depreciated cost is $58,000 (rounded).

     PERSONAL PROPERTY

The cost estimate for furniture, fixtures and equipment was based on an industry standard for this type of property at $7,100 per room or $447,300. The depreciated cost of the personal property totals $268,000 (rounded).

     INTANGIBLE BUSINESS VALUE

The property requires that certain expenditures be made to ensure the proper operation and management of the hotel as a "going concern". For a new hotel, these items include pre-opening marketing and operating costs and the initial franchise fee. This cost was estimate was based on the difference between the income and cost approaches. This cost estimate was then checked against industry standards indicated by HVS for reasonableness. Details of this analysis is located on cost approach summary at the beginning of the "Valuation of the Improvements" section.

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 30

                         IMPROVED SALES ADJUSTMENT GRID
                           SUPER 8 MOTEL, SOMERSET, KY
                                DECEMBER 1, 1994

                        -----------------------------------------------------------------------------------------------------------
                            SUBJECT               SALE NO. 1            SALE NO. 2     SALE NO. 3             SALE NO. 4
                        -----------------------------------------------------------------------------------------------------------
Property Name                   Super 8 Motel          Super 8 Motel  Super 8 Motel              Motel 6                 Motel 6
Location                302 South U.S. Hwy 27    2028 North Mulberry     495 Redmar    3969 Nine Mile Rd      7313 Kingsgate Way
City, State                      Somerset, KY      Elizabethtown, KY   Radcliff, KY   Union Township, OH        West Chester, OH
Sale Price                               ----                800,000      1,215,000            2,200,000               1,956,240
Sale Price/Room                          ----                $12,698        $24,300              $20,370                 $19,760
                           --------------------------------------------------------------------------------------------------------
Adjustments
                           --------------------------------------------------------------------------------------------------------
   Property Rights
   Conveyed                        Fee Simple               Fee Simple =  Fee Simple =         Fee Simple =            Fee Simple =
Adjusted Unit Sales Price                ----                  $12,698       $24,300              $20,370                 $19,760
   Financing Terms                     Market                   Market =      Market =             Market =             Favorable -
Adjusted Unit Sales Price                ----                  $12,698       $24,300              $20,370                 $16,796
   Conditions of Sale                  Normal                   Normal =      Normal =             Normal =                Normal =
Adjusted Unit Sales Price                ----                  $12,698       $24,300              $20,370                 $16,796
   Market Conditions                                            Mar-93 +      Mar-93 +             Jan-92 +                Jan-92 +
Adjusted Unit Sales Price                ----                  $13,968       $26,730              $23,426                 $19,315
                           --------------------------------------------------------------------------------------------------------
Location/Physical
 Adjustments
                           --------------------------------------------------------------------------------------------------------
   Location                           Highway                  Highway +     Highway +            Highway -               Highway -
   Number of Rooms                         63                       63 =          50 -                108 +                    99 +
   Age/Condition                    1985/Good                1984/Poor +   1989/Good =          1986/Fair +             1976/Fair +
   Quality of Construction            Average                  Average =     Average =            Average =               Average =
   Amenities                          Limited                  Limited =     Limited =            Limited =               Limited =
   Occupancy                              67%                      40% +         62% =                65% =                   50% +
                           --------------------------------------------------------------------------------------------------------
Total Location/Physical
 Adjustments                                                           +             =                    +                       +
                                                -----------------------------------------------------------------------------------

Adjusted Price/Room                                            $27,200       $26,700              $26,900                 $27,000
                                                -----------------------------------------------------------------------------------

Minimum Adjusted Price:               $26,700
Maximum Adjusted Price:               $27,200
Mean Adjusted Price:                  $26,950

Concluded Price/Room                  $26,700
Concluded Value:                   $1,682,100
Rounded:                           $1,680,000

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 31

                            SALES COMPARISON APPROACH

The sales comparison approach is based upon the principle of substitution, which assumes that a prudent buyer will not pay more for a property than it would cost to purchase an equally desirable property, assuming no costly delay in making that substitution. The reliability of this approach is dependent upon there being an adequate volume of comparable sale data. In addition, the comparable sales must be "arm's length" and there must be no unusual conditions affecting the price paid. We conducted a search through real estate brokers, appraisers, and county records in order to determine what transactions had occurred over the past few years.

We collected data on 4 sales that were considered similar to the property. The unit of comparison used is price per room, chosen because it is standard for this type of property and generally gives reliable results. Prior to adjustment for differences due to market conditions, age/condition, etc., the unadjusted sales range in price from $12,698 to $24,300 per room.

The table on the facing page summarizes the sales and the adjustments made. Following is a brief description of the adjustments by relevant characteristics and details of each sale are located in the Addenda. We attempted to verify the terms of each sale with the buyer, seller or broker. We assumed normal conditions unless we were informed otherwise in terms of financing terms and conditions of sale.

PROPERTY RIGHTS CONVEYED - All sales were reportedly fee simple transfers.

FINANCING TERMS - Sales 1, 2, and 3 were reportedly cash transactions or financed at terms equivalent to cash. Sale 4 was reported to have favorable financing mandating a negative adjustment.

CONDITIONS OF SALE - None of the sales were found to include any abnormal conditions affecting the final sale price.

MARKET CONDITIONS - As discussed in the Market Study section the national hotel industry has recently been showing signs of recovery. A large number of individual and institutional investors have entered the market increasing the number of sales and driving prices upward. The sales occurred between January 1992 and March 1993 during a low period in the hotel industry. Positive adjustments were necessary.

LOCATION - All of the sales are highway oriented properties. Sales 1 and 2 are located in small towns in Kentucky northwest of Somerset. Both sales are in areas not as heavily trafficked as the subject and a
--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 32
positive adjustment was necessary. Sale 3 and 4 are in towns outside of Cincinnati in developing areas. Negative adjustments were necessary to account for this factor.

NUMBER OF ROOMS - Typically hotel properties with more rooms sell, per unit, for less than properties with fewer units. Sale 2 has 50 rooms and required a slight negative adjustment. Sales 3 and 4 have 108 and 99 rooms, respectively. Positive adjustments were made.

AGE/CONDITION - Sale 1 was constructed in 1984 but at the time of sale it was reportedly in poor condition. Sale 3 was constructed in 1986 but was reportedly in fair condition at the time of sale. Sale 4 was constructed in 1976 but also was reportedly in fair condition at the time of sale. Positive adjustments to these sales were necessary. Sale 2 was similar to the subject in terms of age and condition.

QUALITY OF CONSTRUCTION - All of the sales were similar in terms of quality of construction. No adjustments were necessary.

AMENITIES - All of the sales were limited service hotels and all offered relatively similar services. No adjustments were required.

OCCUPANCY - We were unable to verify the occupancy at the time of sale for Sales 1 and 2. Sale 1 was reported to be far below market occupancy around the sale date. We have estimated an occupancy of 40 percent which required a positive adjustment. Based on the indicated sale price of sale 2 we projected occupancy of 62 percent. Sale 4 required a positive adjustment for low occupancy at the time of sale.

SUMMARY OF THE SALES COMPARISON APPROACH

After adjustments, the sales ranged in value from $26,700 to $27,200 per room. Based on our analysis, it is our opinion that the market value of the subject property by the sales comparison approach, as of December 1, 1994 is as follows:

     63 rooms x $26,700 per room   =    $1,682,100
                            Rounded:    $1,680,000

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 33

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach is based on the premise that value is created by the expectation of future benefits. We estimated the present value of those benefits to derive an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive them as of the valuation date.

This approach requires an estimation of the net operating income of a property. The estimated net operating income is then converted to a value indication by use of the Direct Capitalization Method and/or the Discounted Cash Flow Method.

The direct capitalization method estimates the value of the subject property by dividing the net income for a typical year by an overall capitalization rate that is based on an analysis of the relationship between income and sales prices achieved from recent sales of properties similar to the subject and investor surveys. The direct capitalization method is most reliable when the income and expenses maintain a basic level of stability.

The discounted cash flow method estimates the value of the property by discounting the projected income stream over the holding period and the estimated reversionary value of the property at the end of the period, to a present value as of the date of valuation.

ESTIMATE OF PROJECTED REVENUE AND EXPENSES FOR HOLDING PERIOD - The first step involves projecting the income and expenses for the subject property over a projected holding period plus an additional year for purposes of estimating a reversion value. In our analysis, we project the property's income for a period of 10 years. The income for each of these years is estimated by projecting the actual occupancy and average daily room rate that will be achieved given foreseeable market conditions and normal management policies necessary to establish the market position of the property. Variances in occupancy and room rate are frequently caused by factors such as: the marketing time necessary to establish the presence of the subject property through advertising and repeat business; discounted room rates lower than room rates otherwise supportable to assist the initial marketing effort; temporary imbalance in local supply and demand characteristics that may lead to occupancies that are either higher or lower than those expected on a stabilized basis; and/or the entrance of new, competitive hotels, or the removal of older economically obsolete properties from the competitive supply. Expenses in some years of the projection period can vary from those in the typical year due to such factors as: higher initial administrative and general expenses because of the establishment of new ownership, new operating policies and training of new staff; higher marketing costs than normal to assist the initial marketing effort or meeting the effect of new competition; and variable property operating and maintenance expenses dependent on the age of the improvements.

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 34

VALUATION OF THE ESTIMATED INCOME -   The projected income stream reflects
foreseeable market conditions that may cause the projected income stream to be greater than or less than a stabilized income stream. In addition to changes in market conditions that may impact the occupancy rate, the discounted cash flow method also considers the impact of inflation and appreciation on the expected room rates and operating expenses. The reversion value is estimated by capitalizing the last year of income by an appropriate overall rate to reflect an assumed sale of the property to another buyer at that time. The resulting cash flows and reversion value are discounted to an indication of value as of the date of valuation at a discount rate that reflects the durability, timing and riskiness of the cash flow stream in light of alternative investments currently available to investors.

CONCLUSION - The final step in this approach is to reconcile the conclusions of value reached by the direct capitalization and discounted cash flow methods.

MARKET AND SUBJECT OPERATING TRENDS

Our estimates of future operating results are primarily based on historical trends of the subject property and statistical data from THE HOST REPORT published by Arthur Andersen and Smith Travel Research, a publication providing operating results of full service hotels, limited service hotels and all suite hotels. The survey breaks these categories down further by various groupings. We have considered the following categories for comparison of ratios to total revenues from the limited service section of the Host Report.

     *    Chain Affiliated
     *    East South Central
     *    Highway
     *    Under 75 rooms
     *    1981-1986 construction

We have compared the 1994 projections to THE HOST REPORT data as well as the property's actual operating history from 1992 to 1993. THE HOST REPORT data and a schedule of the property's operating history are located on the following page.

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 35

                      1993 HOST REPORT -- OPERATING RATIOS
                            (RATIO TO TOTAL REVENUES)
                           SUPER 8 MOTEL, SOMERSET, KY
                                LIMITED - SERVICE

                                                 Chain       East South                                   1981-1986
                                               Affiliated      Central        Highway       Under 75rms      constr.
                                               ----------      -------        -------       -----------      -------
                                              -------------------------------------------------------------------------
Occupancy                                            69.9%          71.0%          66.7%          65.4%          69.7%
Average Daily Rate                                  $50.12         $44.90         $45.16         $43.38         $49.82
                                              -------------------------------------------------------------------------

DEPARTMENTAL REVENUE:
                                              -------------------------------------------------------------------------
  Rooms                                              94.7%          95.4%          94.7%          96.3%          94.5%
  Telephone                                           2.0%           1.7%           1.8%           2.2%           1.6%
  Minor Operated Depts.                               1.1%           1.1%           0.9%           0.6%           1.0%
  Rentals and Other                                   2.2%           1.8%           2.6%           0.9%           3.0%
                                                      ----           ----           ----           ----           ----
TOTAL REVENUE                                       100.0%         100.0%         100.0%         100.0%         100.0%
                                              -------------------------------------------------------------------------

DEPARTMENTAL EXPENSES
                                              -------------------------------------------------------------------------
  Rooms                                              28.6%          28.6%          29.6%          26.6%          29.4%
  Telephone                                          70.4%          95.0%          84.2%         126.5%          65.1%
  Other Departmental Exp.                             0.7%           0.6%           0.5%           0.2%           0.8%
                                                      ----           ----           ----           ----           ----
TOTAL DEPT. EXPENSES                                 29.2%          29.5%          30.1%          28.6%          29.6%
                                              -------------------------------------------------------------------------

DEPARTMENTAL PROFIT
                                              -------------------------------------------------------------------------
  Rooms                                              71.4%          71.4%          70.4%          73.5%          70.6%
  Telephone                                          29.6%           5.0%          15.9%         -26.5%          34.9%
  Other Departmental Profit                           2.6%           2.3%           3.0%           1.3%           3.2%
                                                      ----           ----           ----           ----           ----
GROSS OPER INCOME                                    70.8%          70.5%          69.9%          71.4%          70.4%
                                              -------------------------------------------------------------------------

LESS GENERAL OPER EXPENSES
  Admin & General                                    10.0%          10.2%          10.1%          10.0%           9.5%
  Marketing                                           4.7%           4.7%           4.0%           3.1%           4.7%
  Franchise Fee                                       2.3%           2.3%           2.0%           3.6%           1.8%
  Heat Light & Power                                  5.5%           5.7%           6.0%           7.2%           5.0%
  Repairs & Maint.                                    4.8%           5.1%           5.0%           6.0%           4.4%
                                                      ----           ----           ----           ----           ----
TOTAL OPER EXPENSES                                  27.4%          28.0%          27.2%          29.8%          25.5%
                                              -------------------------------------------------------------------------

                                              -------------------------------------------------------------------------
HOUSE PROFIT                                         43.4%          42.5%          42.7%          41.6%          44.9%
                                              -------------------------------------------------------------------------

LESS OTHER EXPENSES
                                              -------------------------------------------------------------------------
  Management Fee                                      3.8%           3.9%           3.8%           3.6%           4.4%
  Property Taxes                                      4.3%           3.6%           3.9%           3.5%           4.2%
  Leases                                              0.3%           0.3%           0.2%           0.6%           0.2%
  Insurance                                           1.3%           1.1%           1.4%           1.5%           1.3%
                                              -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 36

                 OPERATING RESULTS -- HISTORICAL AND FORECASTED
                           SUPER 8 MOTEL, SOMERSET, KY

                              Actual       % of          Actual       % of         %           Annualized    % of             %
YEAR                          1992         Rev.          1993         Rev.       Change         1994*        Rev.          Change
----                       ------------------------------------------------------------------------------------------------------
Occupancy                      55.2%                      58.9%                  6.7%             66.7%                   13.2%
Average Daily Rate            $34.19                     $33.83                 -1.1%            $35.06                    3.6%
# Rooms Occupied              12,731                     13,544                  6.4%            15,329                   13.2%
# Rooms Available             23,058                     22,995                 -0.3%            22,995                    0.0%
                           ------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE:
                           ------------------------------------------------------------------------------------------------------
   Rooms                     435,314      97.3%         458,145      96.5%       5.2%           537,381     96.8%         17.3%
   Telephone                   8,677       1.9%          12,804       2.7%      47.6%            15,063      2.7%         17.6%
   Other                       3,407       0.8%           3,873       0.8%      13.7%             2,844      0.5%        -26.6%
                           ------------------------------------------------------------------------------------------------------
TOTAL REVENUE                447,398     100.0%         474,822     100.0%       6.1%           555,288    100.0%         16.9%
                           ------------------------------------------------------------------------------------------------------

DEPARTMENTAL EXPENSES
                           ------------------------------------------------------------------------------------------------------
   Rooms                     101,094      23.2%         108,210      23.6%       7.0%           127,886     23.8%         18.2%
   Telephone                  11,577     133.4%          11,597      90.6%       0.2%            10,868     72.2%         -6.3%
** Other                           0       0.0%               0       0.0%       0.0%                 0      0.0%          0.0%
                           ------------------------------------------------------------------------------------------------------
TOTAL DEPT. EXPENSES         112,671      25.2%         119,807      25.2%       6.3%           138,754     25.0%         15.8%
                           ------------------------------------------------------------------------------------------------------

DEPARTMENTAL PROFIT
                           ------------------------------------------------------------------------------------------------------
   Rooms                     334,220      76.8%         349,935      76.4%       4.7%           409,495     76.2%         17.0%
   Telephone                  (2,900)    -33.4%           1,207       9.4%     141.6%             4,195     27.8%       -247.6%
   Other                       3,407     100.0%           3,873     100.0%      13.7%             2,844    100.0%        -26.6%
                           -------------------------------------------------------------------------------------------------------
GROSS OPERATING INCOME       334,727      74.8%         355,015      74.8%       6.1%           416,534     75.0%         17.3%
                           -------------------------------------------------------------------------------------------------------

LESS GENERAL OPERATING EXPENSES
                           -------------------------------------------------------------------------------------------------------
   Admin & General            89,830      20.1%         105,867      22.3%      17.9%            84,118     15.1%        -20.5%
   Marketing                  17,669       3.9%          21,257       4.5%      20.3%            22,216      4.0%          4.5%
   Energy Costs               19,434       4.3%          20,364       4.3%       4.8%            22,150      4.0%          8.8%
   Repairs & Maint.           20,607       4.6%          37,139       7.8%      80.2%            29,275      5.3%        -21.2%
                           -------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES     147,540      33.0%         184,627      38.9%      25.1%           157,759     28.4%        -14.6%
                           -------------------------------------------------------------------------------------------------------

                           -------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 187,187      41.8%         170,388      35.9%      -9.0%           258,775     46.6%         51.9%
                           -------------------------------------------------------------------------------------------------------

LESS OTHER EXPENSES
                           -------------------------------------------------------------------------------------------------------
   Management Fee             13,272       3.0%          23,764       5.0%      79.1%            27,629      5.0%         16.3%
   Property Taxes              7,787       1.7%          11,444       2.4%      47.0%            11,452      2.1%          0.1%
   Insurance                   7,908       1.8%           6,459       1.4%     -18.3%             7,297      1.3%         13.0%
   Leases                      7,500       1.7%           1,850       0.4%     -75.3%             1,200      0.2%        -35.1%
                           -------------------------------------------------------------------------------------------------------
TOTAL OTHER EXPENSES          36,467       8.2%          43,517       9.2%      16.2%            47,578      8.6%          8.5%
                           -------------------------------------------------------------------------------------------------------

                           -------------------------------------------------------------------------------------------------------
NET OPERATING INCOME         150,720      33.7%         126,871      26.7%     -18.8%           211,197     38.0%         39.9%
                           -------------------------------------------------------------------------------------------------------

LESS CAPITAL EXPENSES
                           -------------------------------------------------------------------------------------------------------
   Reserves for Replacement   13,066       2.9%          14,258       3.0%       0.0%            16,578      3.0%          0.0%
                           -------------------------------------------------------------------------------------------------------

                           -------------------------------------------------------------------------------------------------------
NET CASH FLOW                137,654      30.8%         112,613      23.7%     -18.2%           194,619     35.0%         72.8%
                           -------------------------------------------------------------------------------------------------------

*Annualized 1994 - January through October actual, November through December budgeted.
** Other expense included in rooms expense or admin and general.



--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 37

INCOME AND FORECAST ASSUMPTIONS

ROOMS DEPARTMENT - We have estimated room revenue using the occupancies and average daily room rates concluded on page 18 in the market study section of this report.

TELEPHONE REVENUE - This department is entirely driven by occupancy and guest dollars. This revenue historically equated to 1.9 to 2.7 percent of total revenue. Late in the second half of 1993 a $.50 per day surcharge was assessed to each guest night regardless if the telephone is used. However, there is no charge for local calls. We believe the annualized 1994 of 2.7 percent is reasonable for the projection period.

OTHER REVENUE - Other revenues include vending and miscellaneous and have remained fairly stable over the past three years.

EXPENSES ANALYSIS

In our forecast rooms and telephone expenses are expressed as a percent of their respective gross revenue. "General Operating and "Other" expenses are expressed as a percent of total revenue. In each case, we examined the historical ratios and compared them to those reported in the HOST REPORT. The following only highlights those expenses that required further discussion. The remaining, departmental expenses, general operating expenses and other expenses were considered reasonable and did not warrant further discussion.

ROOMS EXPENSE - Historically rooms expense ranged between 23.2 and 23.8 percent of room revenue. Included in this expense is a full continental breakfast which has expanded in the last three years and will cost them over $6,000 in calendar year 1994. In addition, housekeeping and desk salaries have increased over the last three years. Considering these factors, the annualized ratio of 23.8 percent for rooms expense is considered reasonable.

TELEPHONE EXPENSE - Historically telephone expense has ranged from 72.2 to 133.4 percent of telephone revenue. This expense has decreased in annualized 1994 in part because the hotel accountant allocates part of the telephone expense to the admin and general account. In addition, the $.50 per room per day charge has decreased the ratio of expenses to revenue. We believe a stabilized telephone expense ratio of 75 percent is reasonable.

ADMIN. AND GENERAL - Historically administrative costs ranged between 15.1 to
22.3 percent of total revenue. During this period the property incurred large legal costs due to ownership changes. This trend is not expected to continue and according to the property accountant all major legal issues have been resolved as of year end 1993. In addition, part of "other" expense is allocated to Admin and General. Therefore, we believe the 1994 annualized ratio of 15.1 percent is considered reasonable.


--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 38

MARKETING - Historically marketing costs ranged between 3.9 and 4.5 percent of total revenue. The 1994 annualized ratio is 4 percent of total revenue. Part of marketing expense is a 1 percent fee for Super 8 affiliation advertising. Management expects to increase marketing due to the new Days Inn being constructed this fall. In our opinion 4.3 percent of total revenue is a reasonable marketing estimate.

MANAGEMENT FEE - Going forward, the properties will be charged a 3 percent management fee with a 10 percent incentive on cash flow. This equates to an approximate 3.3 percent management fee. At the request of our client we have relied upon this assumption. The Host Report indicates a range in management fee, based on our identified categories, of 3.8 to 4.4 percent. At the request of our client, we have applied a management fee of 3.3 percent through our projection period.

PROPERTY TAXES - This expense includes county and city real estate and personal property taxes. The county assesses each property by the first of the year and taxes are due by December 31st of that same year. In 1993 the property was reassessed because of the partnership's name change and the assessed value increased. Property taxes are not expected to increase significantly in the future. Thus this expense is projected to increase on average at 3 percent per year through the projection period.

GROUND LEASE - Approximately 25,000 square feet of the gravel site adjacent to the subject's west boundary is leased for truck parking. This is a month-to-month lease at $100 per month lasting until the leased site is sold. If the lot is sold, there would still be adequate truck parking for the subject. We have assumed, based on conversations with the manager and real estate broker for the site, that the site will be leased for a substantial period of time. Thus we believe a stabilized $1,200 lease expense throughout the projection period is reasonable.

INSURANCE - The accountant confirmed that property and liability insurance expense is actually $6,929 for fiscal year July 1, 1994 to June 30, 1995. This insurance is renegotiated every year so we have used the annualized 1994 insurance figure for stabilized fiscal year 1995. We have projected this expense to increase on average at 4 percent per year after fiscal year 1995.

RESERVES FOR REPLACEMENT - The management contract requires that the property maintain a reserve for replacements equal to 3 percent of total revenues. The property underwent many improvements in the last two years which included replacing the carpeting in several areas, upgrading the entrance ways, upgrades to the many of the rooms, new recliners in the single rooms, etc. While there are still some improvements yet to be made, we believe a 3 percent ratio for reserves is adequate through the projection period and is in-line with the industry standards.


--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 39

                    INCOME CAPITALIZATION APPROACH CONCLUSION
                          DIRECT CAPITALIZATION METHOD
                           SUPER 8 MOTEL, SOMERSET, KY
                                DECEMBER 1, 1994

     Stabilized income
     Fiscal year ending
     November 30, 1995:                     $218,981

     Overall Capitalization Rate:              11.50%
     Capitalized Income:                  $1,904,185

     ROUNDED TO:                          $1,900,000



--------------------------------------------------------------------------------
                             Arthur Andersen LLP - Real Estate Services Group 40

DIRECT CAPITALIZATION METHOD

In order to estimate the value of the property by the Direct Capitalization Method, the estimated stabilized cash flow must be capitalized with an overall capitalization rate. This rate provides a rate of return of and on the investment through the relationship of net operating income to a hotel's sale price. Of the comparable sales used in this analysis only sale 2 provided an indication of an overall rate of 12.27 percent. We have also consulted two investor surveys; Korpacz Investor Survey indicated an average of 12.44 percent for overall capitalization rates on hotels and CB Commercial National Investor Survey indicated an average of 11.3 percent for overall capitalization rates. While the desirability of hotel investment has been low in past years there has recently been a renewed interest. With market conditions improving investors see some potential for occupancy and ADR increases and many are purchasing hotels with the expectation of renovation and reaffiliation. Based upon the above factors we have chosen an overall rate of 11.5 percent. The conclusion of this method is on the facing page. The projected stabilized cash flow is on the following page.



--------------------------------------------------------------------------------
                             Arthur Andersen LLP - Real Estate Services Group 41

                     PROJECTED STABILIZED OPERATING RESULTS
                                FISCAL YEAR 1995
                  (December 1, 1994 through November 30, 1995)
                           SUPER 8 MOTEL, SOMERSET, KY

                                                                                  % Change
                                               Stabilized          % of           Actual
YEAR                                            FY 1995          Revenue          CY 1994
----                                         ---------------------------------------------
Occupancy                                          69.0%                         2.3%
Average Daily Rate                               $36.50                          4.1%
Occupied Rooms                                   15,867                          3.5%
Room-nights Available                            22,995                          0.0%
                                             ---------------------------------------------

DEPARTMENTAL REVENUE:
                                             ---------------------------------------------
  Rooms                                         579,129          96.8%           7.8%
  Telephone                                      16,153           2.7%           7.2%
  Other                                           2,991           0.5%           5.2%
                                             ---------------------------------------------
TOTAL REVENUE                                   598,274         100.0%           7.7%
                                             ---------------------------------------------

DEPARTMENTAL EXPENSES
                                             ---------------------------------------------
  Rooms                                         137,833          23.8%           7.8%
  Telephone                                      12,115          75.0%          11.5%
  Other                                               0           0.0%           0.0%
                                             ---------------------------------------------
TOTAL DEPT. EXPENSES                            149,948          25.1%           8.1%
                                             ---------------------------------------------

DEPARTMENTAL PROFIT
                                             ---------------------------------------------
  Rooms                                         441,296          76.2%           7.8%
  Telephone                                       4,038          25.0%          -3.7%
  Other                                           2,991         100.0%           5.2%
                                             ---------------------------------------------
GROSS OPER INCOME                               448,326          74.9%           7.6%
                                             ---------------------------------------------

LESS GENERAL OPER EXPENSES
                                             ---------------------------------------------
  Admin & General                                90,339          15.1%           7.4%
  Marketing                                      25,726           4.3%          15.8%
  Energy                                         23,931           4.0%           8.0%
  Repairs & Maint.                               31,709           5.3%           8.3%
                                             ---------------------------------------------
TOTAL OPER EXPENSES                             171,705          28.7%           8.8%
                                             ---------------------------------------------

                                             ---------------------------------------------
HOUSE PROFIT                                    276,621          46.2%           6.9%
                                             ---------------------------------------------

LESS OTHER EXPENSES
                                             ---------------------------------------------
  Management Fee                                 19,743           3.3%         -28.5%
  Property Taxes                                 11,452           1.9%           0.0%
  Insurance                                       7,297           1.2%           0.0%
  Leases                                          1,200           0.2%           0.0%
                                             ---------------------------------------------
TOTAL OTHER EXPENSES                             39,692           6.6%         -16.6%
                                             ---------------------------------------------

                                             ---------------------------------------------
NET OPERATING INCOME                            236,929          39.6%          12.2%
                                             ---------------------------------------------

LESS CAPITAL EXPENSES
                                             ---------------------------------------------
  Reserves for Replacement                       17,948           3.0%           8.3%
                                             ---------------------------------------------

                                             ---------------------------------------------
NET CASH FLOW                                   218,981          36.6%          12.5%
                                             ---------------------------------------------


--------------------------------------------------------------------------------
                             Arthur Andersen LLP - Real Estate Services Group 42

                               PROJECTED CASH FLOW
                           SUPER 8 MOTEL, SOMERSET, KY


                                   Projected YE             Projected YE             Projected YE             Projected YE
YEAR                                 11/30/95       %         11/30/96       %         11/30/97       %         11/30/98       %
                                ---------------------------------------------------------------------------------------------------
Occupancy                               69.0%                    69.0%                    69.0%                    69.0%
Average Daily Rate                     $36.50                   $37.60                   $38.72                   $39.88
# Rooms Occupied                       15,867                   15,867                   15,867                   15,867
Room-Nights Available                  22,995                   22,995                   22,995                   22,995
                                ---------------------------------------------------------------------------------------------------
ADR Growth Rate                                                  3.00%                    3.00%                    3.00%
                                                           ------------------------------------------------------------------------

DEPARTMENTAL REVENUE:
                                ---------------------------------------------------------------------------------------------------
  Rooms                               579,129     96.8%        596,503     96.8%        614,398     96.8%        632,830     96.8%
  Telephone                            16,153      2.7%         16,638      2.7%         17,137      2.7%         17,651      2.7%
  Other                                 2,991      0.5%          3,081      0.5%          3,174      0.5%          3,269      0.5%
                                ---------------------------------------------------------------------------------------------------
TOTAL REVENUE                         598,274    100.0%        616,222    100.0%        634,709    100.0%        653,750    100.0%
                                ---------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Rooms                               137,833     23.8%        141,968     23.8%        146,227     23.8%        150,614     23.8%
  Telephone                            12,115     75.0%         12,478     75.0%         12,853     75.0%         13,238     75.0%
  Other                                     0      0.0%              0      0.0%              0      0.0%              0      0.0%
                                ---------------------------------------------------------------------------------------------------
TOTAL DEPT. EXPENSES                  149,948     25.1%        154,446     25.1%        159,080     25.1%        163,852     25.1%
                                ---------------------------------------------------------------------------------------------------

DEPARTMENTAL PROFIT
                                ---------------------------------------------------------------------------------------------------
  Rooms                               441,296     76.2%        454,535     76.2%        468,171     76.2%        482,216     76.2%
  Telephone                             4,038     25.0%          4,159     25.0%          4,284     25.0%          4,413     25.0%
  Other                                 2,991    100.0%          3,081    100.0%          3,174    100.0%          3,269    100.0%
                                ---------------------------------------------------------------------------------------------------
GROSS OPERATING INCOME                448,326     74.9%        461,776     74.9%        475,629     74.9%        489,898     74.9%
                                ---------------------------------------------------------------------------------------------------

LESS GENERAL OPERATING EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Admin & General                      90,339     15.1%         93,050     15.1%         95,841     15.1%         98,716     15.1%
  Marketing                            25,726      4.3%         26,498      4.3%         27,292      4.3%         28,111      4.3%
  Energy Costs                         23,931      4.0%         24,649      4.0%         25,388      4.0%         26,150      4.0%
  Repairs & Maint.                     31,709      5.3%         32,660      5.3%         33,640      5.3%         34,649      5.3%
                                ---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES              171,705     28.7%        176,856     28.7%        182,161     28.7%        187,626     28.7%
                                ---------------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------------
HOUSE PROFIT                          276,621     46.2%        284,920     46.2%        293,468     46.2%        302,272     46.2%
                                ---------------------------------------------------------------------------------------------------

LESS OTHER EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Management Fee                       19,743      3.3%         20,335      3.3%         20,945      3.3%         21,574      3.3%
  Property Taxes                       11,452      1.9%         11,796      1.9%         12,149      1.9%         12,514      1.9%
  Insurance                             7,297      1.2%          7,589      1.2%          7,892      1.2%          8,208      1.3%
  Leases                                1,200      0.2%          1,200      0.2%          1,200      0.2%          1,200      0.2%
                                ---------------------------------------------------------------------------------------------------
TOTAL OTHER EXPENSE                    39,692      6.6%         40,920      6.6%         42,187      6.6%         43,496      6.7%
                                ---------------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  236,929     39.6%        244,000     39.6%        251,280     39.6%        258,776     39.6%
                                ---------------------------------------------------------------------------------------------------

LESS CAPITAL EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Reserves for Replacement             17,948      3.0%         18,487      3.0%         19,041      3.0%         19,612      3.0%
                                ---------------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------------
NET CASH FLOW                         218,981     36.6%        225,514     36.6%        232,239     36.6%        239,163     36.6%
                                ---------------------------------------------------------------------------------------------------




                                   Projected YE             Projected YE             Projected YE             Projected YE
YEAR                                 11/30/99       %         11/30/00       %         11/30/01       %         11/30/02       %
                                ---------------------------------------------------------------------------------------------------
Occupancy                               69.0%                    69.0%                    69.0%                    69.0%
Average Daily Rate                     $41.08                   $42.31                   $43.58                   $44.89
# Rooms Occupied                       15,867                   15,867                   15,867                   15,867
Room-Nights Available                  22,995                   22,995                   22,995                   22,995
                                ---------------------------------------------------------------------------------------------------
ADR Growth Rate                         3.00%                    3.00%                    3.00%                    3.00%
                                ---------------------------------------------------------------------------------------------------

DEPARTMENTAL REVENUE:
                                ---------------------------------------------------------------------------------------------------
  Rooms                               651,815     96.8%        671,369     96.8%        691,510     96.8%        712,256     96.8%
  Telephone                            18,181      2.7%         18,726      2.7%         19,288      2.7%         19,867      2.7%
  Other                                 3,367      0.5%          3,468      0.5%          3,572      0.5%          3,679      0.5%
                                ---------------------------------------------------------------------------------------------------
TOTAL REVENUE                         673,362    100.0%        693,563    100.0%        714,370    100.0%        735,801    100.0%
                                ---------------------------------------------------------------------------------------------------

DEPARTMENTAL EXPENSES                               -------------------------------------------------------------------------------
  Rooms                               155,132     23.8%        159,786     23.8%        164,579     23.8%        169,517     23.8%
  Telephone                            13,636     75.0%         14,045     75.0%         14,466     75.0%         14,900     75.0%
  Other                                     0      0.0%              0      0.0%              0      0.0%              0     00.0%
                                ---------------------------------------------------------------------------------------------------
TOTAL DEPT. EXPENSES                  168,768     25.1%        173,831     25.1%        179,045     25.1%        184,417     25.1%
                                ---------------------------------------------------------------------------------------------------

DEPARTMENTAL PROFIT
                                ---------------------------------------------------------------------------------------------------
  Rooms                               496,683     76.2%        511,583     76.2%        526,931     76.2%        542,739     76.2%
  Telephone                             4,545     25.0%          4,682     25.0%          4,822     25.0%          4,967     25.0%
  Other                                 3,367    100.0%          3,468    100.0%          3,572    100.0%          3,679    100.0%
                                ---------------------------------------------------------------------------------------------------
GROSS OPERATING INCOME                504,595     74.9%        519,733     74.9%        535,325     74.9%        551,385     74.9%
                                ---------------------------------------------------------------------------------------------------

LESS GENERAL OPERATING EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Admin & General                     101,678     15.1%        104,728     15.1%        107,870     15.1%        111,106     15.1%
  Marketing                            28,955      4.3%         29,823      4.3%         30,718      4.3%         31,639      4.3%
  Energy Costs                         26,934      4.0%         27,743      4.0%         28,575      4.0%         29,432      4.0%
  Repairs & Maint.                     35,688      5.3%         36,759      5.3%         37,862      5.3%         38,997      5.3%
                                ---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES              193,255     28.7%        199,053     28.7%        205,024     28.7%        211,175     28.7%
                                ---------------------------------------------------------------------------------------------------
                                ---------------------------------------------------------------------------------------------------
HOUSE PROFIT                          311,340     46.2%        320,680     46.2%        330,301     46.2%        340,210     46.2%
                                ---------------------------------------------------------------------------------------------------

LESS OTHER EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Management Fee                       22,221      3.3%         22,888      3.3%         23,574      3.3%         24,281      3.3%
  Property Taxes                       12,889      1.9%         13,276      1.9%         13,674      1.9%         14,085      1.9%
  Insurance                             8,536      1.3%          8,878      1.3%          9,233      1.3%          9,602      1.3%
  Leases                                1,200      0.2%          1,200      0.2%          1,200      0.2%          1,200      0.2%
                                ---------------------------------------------------------------------------------------------------
TOTAL OTHER EXPENSE                    44,847      6.7%         46,242      6.7%         47,682      6.7%         49,168      6.7%
                                ---------------------------------------------------------------------------------------------------
                                ---------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  266,493     39.6%        274,439     39.6%        282,619     39.6%        291,041     39.6%
                                ---------------------------------------------------------------------------------------------------

LESS CAPITAL EXPENSES
                                ---------------------------------------------------------------------------------------------------
  Reserves for Replacement             20,201      3.0%         20,807      3.0%         21,431      3.0%         22,074      3.0%
                                ---------------------------------------------------------------------------------------------------

                                ---------------------------------------------------------------------------------------------------
NET CASH FLOW                         246,292     36.6%        253,632     36.6%        261,188     36.6%        268,967     36.6%
                                ---------------------------------------------------------------------------------------------------




                                   Projected YE             Projected YE              Projected YE
YEAR                                 11/30/03       %         11/30/04       %          11/30/05      %
                                --------------------------------------------------------------------------
Occupancy                               69.0%                    69.0%                    69.0%
Average Daily Rate                     $46.24                   $47.62                   $49.05
# Rooms Occupied                       15,867                   15,867                   15,867
Room-Nights Available                  22,995                   22,995                   22,995
                                --------------------------------------------------------------------------
ADR Growth Rate                         3.00%                    3.00%                    3.00%
                                --------------------------------------------------------------------------

DEPARTMENTAL REVENUE:
                                --------------------------------------------------------------------------
  Rooms                               733,623     96.8%        755,632     96.8%        778,301     96.8%
  Telephone                            20,463      2.7%         21,077      2.7%         21,709      2.7%
  Other                                 3,789      0.5%          3,903      0.5%          4,020      0.5%
                                --------------------------------------------------------------------------
TOTAL REVENUE                         757,875    100.0%        780,612    100.0%        804,030    100.0%
                                --------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
                                --------------------------------------------------------------------------
  Rooms                               174,602     23.8%        179,840     23.8%        185,236     23.8%
  Telephone                            15,347     75.0%         15,807     75.0%         16,282     75.0%
  Other                                     0      0.0%              0      0.0%              0      0.0%
                                --------------------------------------------------------------------------
TOTAL DEPT. EXPENSES                  189,949     25.1%        195,648     25.1%        201,517     25.1%
                                --------------------------------------------------------------------------

DEPARTMENTAL PROFIT
                                --------------------------------------------------------------------------
  Rooms                               559,021     76.2%        575,792     76.2%        593,065     76.2%
  Telephone                             5,116     25.0%          5,269     25.0%          5,427     25.0%
  Other                                 3,789    100.0%          3,903    100.0%          4,020    100.0%
                                --------------------------------------------------------------------------
GROSS OPERATING INCOME                567,926     74.9%        584,964     74.9%        602,513     74.9%
                                --------------------------------------------------------------------------

LESS GENERAL OPERATING EXPENSE
                                --------------------------------------------------------------------------
  Admin & General                     114,439     15.1%        117,872     15.1%        121,409     15.1%
  Marketing                            32,589      4.3%         33,566      4.3%         34,573      4.3%
  Energy Costs                         30,315      4.0%         31,224      4.0%         32,161      4.0%
  Repairs & Maint.                     40,167      5.3%         41,372      5.3%         42,614      5.3%
                                --------------------------------------------------------------------------
TOTAL OPERATING EXPENSES              217,510     28.7%        224,036     28.7%        230,757     28.7%
                                --------------------------------------------------------------------------

                                --------------------------------------------------------------------------
HOUSE PROFIT                          350,416     46.2%        360,928     46.2%        371,756     46.2%
                                --------------------------------------------------------------------------

LESS OTHER EXPENSES
                                --------------------------------------------------------------------------
  Management Fee                       25,010      3.3%         25,760      3.3%         26,533      3.3%
  Property Taxes                       14,507      1.9%         14,942      1.9%         15,391      1.9%
  Insurance                             9,986      1.3%         10,386      1.3%         10,801      1.3%
  Leases                                1,200      0.2%          1,200      0.2%          1,200      0.1%
                                --------------------------------------------------------------------------
TOTAL OTHER EXPENSE                    50,703      6.7%         52,288      6.7%         53,925      6.7%
                                --------------------------------------------------------------------------

                                --------------------------------------------------------------------------
NET OPERATING INCOME                  299,712     39.5%        308,640     39.5%        317,831     39.5%
                                --------------------------------------------------------------------------

LESS CAPITAL EXPENSES
                                --------------------------------------------------------------------------
  Reserves for Replacement             22,736      3.0%         23,418      3.0%         24,121      3.0%
                                --------------------------------------------------------------------------

                                --------------------------------------------------------------------------
NET CASH FLOW                         276,976     36.5%        285,222     36.5%        293,710     36.5%
                                --------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 43

DISCOUNTED CASH FLOW METHOD

The projected cash flow for the property is presented on the facing page. In order to complete the valuation of the property using the Discounted Cash Flow Approach, we present our analysis of an appropriate discount rate and capitalization rate, calculate the reversion value of the property at the end of the holding period, and present the conclusions of value.

REVERSION CAPITALIZATION RATE - Terminal capitalization rates are typically higher than "going-in" capitalization rates due to the risk associated with the passage of time and uncertainty into the future.



--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                       SUMMARY OF TERMINAL CAPITALIZATION RATES SURVEYS
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
               Publication                              Publication Date            LOW             HIGH         AVERAGE
               -----------                              ----------------            ---             ----         -------
               Korpacz Investor Survey                    2nd Qtr 1994              10.00%         16.00%         12.54%

               CB Commercial National Investor Survey     2nd Qtr 1994              10.00%         14.00%         12.00%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------



After considering the future risks of operations in a property similar to the subject such as the future age/condition and the potential for new competition we have concluded with a capitalization rate of 12 percent. This rate will be used to capitalize the 11th year income estimate into a reversionary value for the subject property.

DISCOUNT RATE - Discount rates vary according to investor requirements, investor motivations, property characteristics, and market conditions. For this reason we reviewed various interest rates as follows:

               T-Notes - 10 year                                      8.20%
               Corporate Bonds - High Quality                         8.72%
               Corporate Bonds - Medium Quality                       9.12%
               Conventional Fixed Rate Mortgage                       9.32%
               Prime Rate                                             8.50%
               Source:  Wall Street Journal - December 1, 1994

While interest rates have decreased overall in the last few years before 1994, the trend has been edging upwards again. Investors in real estate recognize that real estate is a risky investment and are demanding higher risk premiums. According to the Korpacz Investor Survey, some investors are shifting away from the economy/limited service market due to the lack of existing quality assets. These investors believe the most economical route and one in which they can achieve a greater return is new development. However, the chain-affiliated properties are still the most popular and with REITs entering the investor pool demand is still significant. Consequently, the required rate of return for real estate is still high. The following national organizations periodically survey real estate investors for discount rate information.



--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 44

                    INCOME CAPITALIZATION APPROACH CONCLUSION
                           DISCOUNTED CASH FLOW METHOD
                           SUPER 8 MOTEL, SOMERSET, KY
                                DECEMBER 1, 1994


Discount Rate:                                    15.00%
Terminal Capitalization Rate:                     12.00%
Sales cost:                                        3.00%


                                               -------------------------------------------------------------------------------
Fiscal Year (December 1 through November 30)      1995           1996         1997         1998         1999         2000
                                               -------------------------------------------------------------------------------
Income                                            $218,981       $225,514     $232,239     $239,163     $246,292     $253,632
+ Reversion

Total                                             $218,981       $225,514     $232,239     $239,163     $246,292     $253,632
x Discount Factor                                   0.8696         0.7561       0.6575       0.5718       0.4972       0.4323
                                                    ------         ------       ------       ------       ------       ------
PV of Cash Flow & Reversion                       $190,418       $170,521     $152,701     $136,742     $122,451     $109,652
                                               -------------------------------------------------------------------------------





Fiscal Year (December 1 through November 30)      2001           2002         2003         2004         2005
                                               ------------------------------------------------------------------
Income                                            $261,188       $268,967     $276,976     $285,222     $293,710
+ Reversion                                                                               2,374,159
                                                                                          ---------
Total                                             $261,188       $268,967     $276,976   $2,659,380
x Discount Factor                                   0.3759         0.3269       0.2843       0.2472
                                                    ------         ------       ------       ------
PV of Cash Flow & Reversion                        $98,190        $87,926      $78,734     $657,358
                                               ------------------------------------------------------------------


Total Present Value:                    $1,804,694

Rounded to:                             $1,800,000

--------------------------------------------------------------------------------
                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 45


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                           SUMMARY OF DISCOUNT RATE SURVEYS
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Discount Rates
--------------------------------------------------------------------------------------------------------------------------
               Publication                              Publication Date             Low            High          Average
               -----------                              ----------------             ---            ----          -------
               Korpacz Investor Survey                    2nd Qtr 1994              11.00%         20.00%         15.58%
               CB Commercial National Investor Survey     2nd Qtr 1994               8.00%         17.00%         12.90%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

The subject has maintained a relatively good cash flow as a percentage of total revenue and has shown growth in occupancy over the past three years. While occupancy is strong and the national hotel industry overall is showing signs of recovery there is still a fair level of riskiness associated with hotel investment. For these reasons, we have chosen a discount rate of 15 percent.

REVERSION VALUE - The reversion value at the end of the 10th full year of the holding period is based on the 11th year cash flow capitalized using a terminal capitalization rate of 12 percent. We have deducted an amount equal to 3 percent of the total reversion value to represent the costs of sale upon the reversion.

The discounted cash flow calculation is presented on the facing page. As shown, the fee simple value indicated by the discounted cash flow analysis is $1,800,000.

CONCLUSION OF THE INCOME CAPITALIZATION APPROACH

Buyers and sellers of this type of property place heavy emphasis on the direct capitalization method, which considers how the property is performing at this moment in time under the current market conditions. This method is also a good indication of value when the property is at a stabilized level. The discounted cash flow method is a good indication of value because it takes into account volatility in the market in future years. Accordingly, placing equal emphasis on both methods we estimate the value by the income capitalization approach, as of December 1, 1994, at $1,850,000.



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                     RECONCILIATION AND FINAL VALUE ESTIMATE

The results of the three approaches to value are as follows:


     Cost Approach                                $1,850,000
          Sales Comparison Approach               $1,680,000
          Income Capitalization Approach
               DIRECT CAPITALIZATION              $1,900,000
               DISCOUNTED CASH FLOW               $1,800,000

The three approaches to value are utilized whenever possible in order to provide a check whereby all factors are considered in each approach. Inherent in each approach is an interpretation of market conditions as they affect the subject property. If only one approach is used, a factor may be overlooked or misinterpreted. The quality and the quantity of the data in each approach has been considered, along with the relevancy of each to the subject.

The cost approach relies on the proposition that the market value of the property is no more than the cost of producing a substitute with the same utility as the subject. Our estimate under the cost approach assumed fee simple interest. The approach is reasonably accurate in establishing replacement cost, but less so in establishing physical deterioration and functional and external obsolescence, especially for older buildings. The cost approach conclusion weighs heavily on the income approach conclusion since the intangible business value is based on the difference between the cost approach not including this component and the income capitalization approach. The resulting intangible business value was compared to the HVS Industry Standard Survey. The cost approach was used as a check to the reasonableness of the income capitalization approach.

The sales comparison approach reflects the behavior of buyers and sellers transferring property. Buyers and sellers of hotels compare properties that have sold and those that are offered for sale in the marketplace so they pay no more than the least amount that a prudent seller would accept. This approach relies heavily in the availability of sale data and the willingness of buyers and/or sellers to reveal details of the transactions. Since the buyers and/or sellers were not willing to divulge many facts we were unable to fully verify pertinent details of the sales including the buyer and seller motivations. Therefore, this approach was given little or no consideration in our final value conclusion.

The income capitalization approach is generally regarded as the most reliable technique for estimating the value of an income producing property. This approach primarily emphasizes the economic productivity of the asset. It is based on the premise that value is created by the expectation of future benefits. We estimated the present value of those benefits to derive an indication of the amount that a prudent, informed


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


purchaser-investor would pay for the right to receive them as of the valuation date. In this case we have given equal consideration to the direct capitalization method and the discounted cash flow method.

Based on the three approaches to value, with most weight placed on the income capitalization approach, the market value of the fee simple interest in the subject property on a going-concern basis, as of December 1, 1994, was:

                ONE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                   $1,850,000


The allocation for real property, personal property and business value is as follows:

          Real Property:                $1,292,000
          Personal Property:              $268,000
          Business Value/Going Concern:   $290,000
          Total:                        $1,850,000

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

                                     ADDENDA
                                     _Definitions
                                     _Site Plan
                                     _Legal Description
                                     _Land Sales
                                     _Improved Sales
                                     _Property Photographs


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DEFINITIONS

(Except as noted, all definitions are as cited in THE APPRAISAL OF REAL ESTATE, Tenth Edition, Chicago: Appraisal Institute, 1992.)

HIGHEST AND BEST USE:        The reasonably probable and legal use of vacant
                             land or an improved property, which is physically possible, appropriately supported, financially feasible, and results in the highest value.

MARKET VALUE:                The most probable price, as of a specified date,
                             in cash, or in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to fair sale, with the buyer and seller each acting prudently, knowledgeably, and for self-interest, and assuming that neither is under undue duress.

USE VALUE:                   The value a specific property has for a specific
                             use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale.

GOING-CONCERN VALUE:         The value of a proven property operation.  It
                             includes the incremental value associated with the business concern, which is distinct from the value of the real estate only.

REPLACEMENT COST NEW:        The estimated cost to construct, at current prices
                             as of the effective appraisal date, a building with utility equivalent to the building being appraised, using modern materials and current standards, design, and layout.

REPRODUCTION COST NEW:       The estimated cost to construct, at current prices
                             as of the effective appraisal date, an exact duplicate or replica of the building being appraised, using the same materials, construction standards, design, layout, and quality of workmanship, and embodying all the deficiencies, superadequacies, and obsolescence of the subject building.

ACCRUED DEPRECIATION:        The difference between the reproduction or
                             replacement cost of the improvements on the effective date of the appraisal and the market value of the improvements on the same date.


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PHYSICAL DETERIORATION:      A reduction in utility resulting from an
                             impairment of physical condition.

FUNCTIONAL OBSOLESCENCE:     An impairment of the functional capacity of a
                             property or building according to market tastes and standards.

EXTERNAL OBSOLESCENCE:       The diminished utility of a structure due to
                             negative influences emanating from outside the building.


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[GRAPH: SITE PLAN OF THE SUPER 8 SOMERSET, KY MOTEL]


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A certain lot or parcel of land located on U.S. 27 in Somerset, Kentucky, said lot being a portion of Lot 21 as recorded in plat of Lake Cumberland Trade Park in Plat Book 17, Pages 7 and 8, in the Pulaski County Court Clerk's Office, Kentucky, and being more fully described as follows:

BEGINNING at a railroad spike driven in the blacktop surface of the common entrance shared with Lot 22 (Captain D's) of said Lake Cumberland Trade Park, and from this point running with the west right-of-way line of U.S. 27 South 5 degrees 14 minutes West 200.0 feet to an iron pin in said right-of-way line, and at the corner of Lots 20 and 21; thence with the line of said Lots 20 and 21 North 84 degrees 46 minutes West 280.0 feet to an iron pin; thence leaving said line and severing Lot 21, North 5 degrees 14 minutes East 200.0 feet to an iron pin in the line of lots 21 and 22 of said Lake Cumberland Trade Park; thence with the line of said Lots 21 and 22 South 84 degrees 46 minutes East
280.0 feet to the beginning, and containing 1.29 acres. The above description prepared from a physical survey by J. H. Sturgill, L. S. #470, on January 26, 1985.


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LAND SALE  1

IDENTIFICATION

Address:                           U.S. Highway 27 and Bourbon Road
City, County, State:               Somerset, Pulaski, Kentucky

TRANSACTION DATA

Grantor:                           Adamis Diamond Corporation, Inc.
Grantee:                           Bob Evans Farms, Inc.
Deed:                              Book 556, Page 615
Date of Sale:                      October 24, 1994
Sale Price:                        $450,000
Price / Square Foot:               $7.13
Financing:                         Cash or Equivalent to Cash


PHYSICAL DATA

Land Area:                         63,075 square feet
Utilities:                         All available
Zoning:                            B-2, Highway Business District


CONFIRMATION:                      Recorder of Deeds and J.W. Graybeel - Local
                                   Appraiser

REMARKS: The land is currently under construction with a Bob Evan's Restaurant. Across the street from shopping center which produces a high traffic count.


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LAND SALE  2

IDENTIFICATION

Address:                           U.S. Highway 27 South
City, County, State:               Pulaski County, Kentucky

TRANSACTION DATA

Grantor:                           Sherman, Dalbert and Helen M.
Grantee:                           Aldi Inc.
Deed:                              Book 543, Page 315
Date of Sale:                      January 4, 1994
Sale Price:                        $380,000
Price / Square Foot:               $3.38
Financing:                         Cash or Equivalent to Cash


PHYSICAL DATA

Land Area:                         112,341 square feet
Utilities:                         All available
Zoning:                            Outside City Limits - No Zoning


CONFIRMATION:                      Recorder of Deeds and J.W. Graybeel - Local
                                   Appraiser

REMARKS: An Aldi food store is currently constructed on this property.


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LAND SALE  3

IDENTIFICATION

Address:                           494 South U.S. Highway 27
City, County, State:               Somerset, Pulaski, Kentucky

TRANSACTION DATA

Grantor:                           Horton, Paul W. and Lucille
Grantee:                           Taylor, Stewart
Deed:                              Book 532, Page 21
Date of Sale:                      May 4, 1993
Sale Price:                        $233,500
Price Per Acre:                    $3.58
Financing:                         Cash or Equivalent to Cash


PHYSICAL DATA

Land Area:                         65,166 square feet
Utilities:                         All available
Zoning:                            B-2, Highway Business District


CONFIRMATION:                      Recorder of Deeds and J.W. Graybeel - Local
                                   Appraiser

REMARKS:                           An Advance Auto store is currently
                                   constructed on this property


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LAND SALE  4

IDENTIFICATION

Address:                           U.S. Highway 27 and Bond Street
City, County, State:               Somerset, Pulaski, Kentucky

TRANSACTION DATA

Grantor:                           Noe, James and Lois
Grantee:                           Autozone, Inc.
Deed:                              Book 531, Page 270
Date of Sale:                      April 19, 1993
Sale Price:                        $170,000
Price Per Acre:                    $3.62
Financing:                         Cash or Equivalent to Cash


PHYSICAL DATA

Land Area:                         46,986 square feet
Utilities:                         All available
Zoning:                            B-2, Highway Business District


CONFIRMATION:                      Recorder of Deeds and J.W. Graybeel - Local
                                   Appraiser

REMARKS: This property is on Lots 2 and 10 of the Jasper Subdivision. An Autozone is currently constructed on this property.


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LAND SALE  5

IDENTIFICATION

Address:                           U.S. Highway 27 and Columbia Street
City, County, State:               Somerset, Pulaski, Kentucky

TRANSACTION DATA

Grantor:                           Sam Cummins Cheverolet-Buick-Pontiac-
                                   Oldsmobile, Inc.
Grantee:                           MALCO, Inc.
Deed:                              Book 528, Page 106
Date of Sale:                      January 21, 1993
Sale Price:                        $420,108.80
Price / Square Foot:               $4.71
Financing:                         Cash or Equivalent to Cash

PHYSICAL DATA

Land Area:                         89,150 square feet
Utilities:                         All available
Zoning:                            B-2, Highway Business District


CONFIRMATION:                      Recorder of Deeds and J.W. Graybeel - Local
                                   Appraiser

REMARKS: The sale involved a like kind exchange. The grantee exchanged his land having a reported value of $360,000 and assumed a note payable to Jeff Treado for $60,108.80. The sale is assumed to be at market value. Currently a Chevy Dealership is being constructed on the property.

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IMPROVED SALE  1--SUPER 8



Property Address:                  2028 North Mulberry St.
                                   Elizabethtown, KY


TRANSACTION DATA
Date of Sale:                      March 8, 1993
Grantor:                           N/A
Grantee:                           Girish Patel
Property Rights Transferred:       Fee Simple
Sale Price:                        $800,000
Cash Equivalent Sales Price:       $800,000
Sales Price/Room:                  $12,698

Personal Property Included
in Sales Price:                    Yes
Financing/Terms of Sale:           Cash


PHYSICAL FEATURES:
Year Completed:                    1984
Number of Units:                   63
Property Description:              Two story, wood frame construction, budget
                                   motel

CONFIRMATION:                      Girish Patel, would confirm some terms of
                                   sale.

REMARKS Rates include continental breakfast. The property was reportedly in poor condition at the time of sale.


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IMPROVED SALE  2--SUPER 8



Property Address:                  495 Redmar
                                   Radcliff, KY


TRANSACTION DATA
Date of Sale:                      March 4, 1993
Grantor:                           N/A
Grantee:                           Dial Huss & Associates
Property Rights Transferred:       Fee Simple
Sale Price:                        $1,215,000
Cash Equivalent Sales Price:       $1,215,000
Sales Price/Room:                  $24,300

Personal Property Included
in Sales Price:                    Yes
Financing/Terms of Sale:           Cash or Cash Equivalent


PHYSICAL FEATURES:
Year Completed:                    1989
Number of Units:                   50
Property Description:              Two story, wood frame construction, budget
                                   motel

CONFIRMATION                       Dial Huss & Associates, would confirm some
                                   terms of sale.

REMARKS Single occupancy rates are $34 and double occupancy is between $36 and $39. This includes a continental breakfast.


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                             ARTHUR ANDERSEN LLP - REAL ESTATE SERVICES GROUP 60
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IMPROVED SALE  3--MOTEL 6



Property Address:                  3969 Nine Mile Rd
                                   Cincinnati, OH
Property Identification Number:    Clermont County 41-32-16E-148


TRANSACTION DATA
Date of Sale:                      January, 1992
Grantor:                           Cincinnati SE Motel
Grantee:                           Motel 6 Operating Ltd
Property Rights Transferred:       Fee Simple
Sale Price:                        $2,200,000
Cash Equivalent Sales Price:       $2,200,000
Sales Price/Room:                  $20,370

Personal Property Included
in Sales Price:                    Yes
Financing/Terms of Sale:           Cash or Cash Equivalent


PHYSICAL FEATURES
Year Completed:                    1986
Number of Units:                   108
Site Area:                         3.57 acres
Property Description:              Single story, wood frame budget motel with
                                   air conditioning and a pool. Located on 3.57 acres

CONFIRMATION                       Kevin Handey - Corporate Motel 6, would
                                   confirm some terms of sale.

REMARKS This was a renovated Knights Inn converted to a Motel 6 at a cost of $3,603 per room. The buyer anticipated a 65% occupancy and a $29 ADR. It is located at the intersection of I-275 and Ohio Pike in eastern Cincinnati. Single room rates range from $25 to $28; double rates from $31 to $35 per night.


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IMPROVED SALE  4--MOTEL 6



Property Address:                  7313 Kingsgate Way
                                   West Chester (Cincinnati), OH
Property Identification Number:    M5620-172-000-006


TRANSACTION DATA
Date of Sale:                      January, 1992
Grantor:                           USW Cardinal II, Inc.
Grantee:                           Letom Properties Two, Inc.
Property Rights Transferred:       Fee Simple
Sale Price:                        $1,956,240
Cash Equivalent Sales Price:       $1,622,200
Sales Price/Room:                  $16,386

Personal Property Included
in Sales Price:                    Yes
Financing/Terms of Sale:           Financing was reported to be favorable

PHYSICAL FEATURES:
Year Completed:                    1976
Number of Units:                   99
Property Description:              Single story, wood frame budget motel.
                                   Located on 4.8 acres

CONFIRMATION                       Kevin Handey - Corporate Motel 6, would
                                   confirm some terms of sale.

REMARKS This was a former Knights Inn purchased along with the Columbus East Knights Inn, and 100% financed along with renovation costs. The finance rate was reported to be favorable. Estimated ADR was $40 with an occupancy of 50%. Single room rates are $32 to $50; double rates are $43 to $79 per night. The motel is currently a HoJo Inn.


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PROPERTY PHOTOGRAPHS

THE MAIN ENTRANCE

TYPICAL GUEST ROOM

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